=============================================================================



				    ASSET PURCHASE AGREEMENT



						  By and Among

					 TELENOTICIAS DEL MUNDO, L.P.,

					    TELEMUNDO GROUP, INC.

							  and

						    CBS INC.



					    _____________________





					  Dated as of June 26, 1996




					    ____________________


_____________________________________________________________________________





				TABLE OF CONTENTS
				-----------------

I. ASSETS ........................................................   2
  1.1. Sale and Transfer of Assets ...............................   2
	  (a) Prepaids ..............................................   2
	  (b) Inventory .............................................   2
	  (c) Accounts Receivable ...................................   2
	  (d) Fixed Assets ..........................................   2
	  (e) Leased Personal Property ..............................   2
	  (f) Intellectual Property Rights ..........................   2
	  (g) Business Records.......................................   3
	  (h) Customers .............................................   3
	  (i) Advertising Materials..................................   3
	  (j) Contracts .............................................   4
	  (k) Licenses ..............................................   4
	  (l) Insurance .............................................   4
	  (m) 401(k) Plan Assets.....................................   4
  1.2. Retained Assets .......................................   4
	  (a) Cash and Cash Equivalents .............................   4
	  (b) Designated Assets .....................................   5
	  (c) Excluded Employee Plan Assets ........................    5
	  (d) Non-Assigned Contracts ...............................    5
	  (e) Corporate Records ....................................    5
	  (f) Partnership Agreement ................................    5
	  (g) This Agreement .......................................    6
	  (h) Claims ...............................................    6
	  (i) Taxes ................................................    6
	  (j) Certain Obligations and Receivables ..................    6
	  (k) Certain Documents ....................................    6
	  (l) Certain Retained Assets ..............................    6
  1.3. Assignability and Consents ...............................    6
	  (a) Required Consents ....................................    6
	  (b) Nonassignable Items ..................................    6

II.  LIABILITIES ................................................    7
  2.1. Assumption of Liabilities ................................    7
	  (a) Balance Sheet ........................................    7
	  (b) Post-Balance Sheet Liabilities .......................    7
	  (c) Contracts ............................................    7
	  (d) Employee-Related Liabilities .........................    7
	  (e) Post-Closing Date ....................................    8
  2.2. Retained Liabilities .....................................    8
	  (a) Pre-Closing ..........................................    8
	  (b) Liabilities Relating to the Sale of Acquired Assets ..    8
	  (c) Employee-Related Liabilities .........................    8
	  (d) Litigation ...........................................    9
	  (e) Product, Environmental and Safety Liability ..........    9
	  (f) Taxes ................................................    9
	  (g) Liabilities Relating to Partner Purchase .............    9
	  (h) Shutdown Costs .......................................   10
	  (i) Liabilities Relating to Retained Assets ..............   10
	  (j) Decoders .............................................   10
	  (k) Partnership Agreement ................................   10
	  (l) Post-Closing Date ....................................   10

III. PURCHASE PRICE .............................................   10
  3.1.  Payment .................................................   10
  3.2.  Satisfaction of Certain Indebtedness ....................   11
  3.3.  Purchase Price Allocation ...............................   11
  3.4.  Closing Date Balance Sheet ..............................   11

IV.  CLOSING ....................................................   13
  4.1.  General .................................................   13
  4.2.  Documents to be Delivered by Seller .....................   13
  4.3.  Documents to be Delivered by Buyer ......................   15
  4.4.  Documents to be Delivered by Buyer, Seller and Parent ...   15

V.  REPRESENTATIONS AND WARRANTIES ..............................   16
  5.1.   Representations and Warranties of Seller and Parent ....   16
	 (a)     Organization and Standing .........................   16
	 (b)     Power and Authority ...............................   16
	 (c)     Conflicts .........................................   17
	 (d)     Defaults ..........................................   17
	 (e)     Distributions .....................................   18
	 (f)     Partner Purchase Agreement ........................   18
	 (g)     [intentionally left blank] ........................   18
	 (h)     Acquired Assets; Title to the Acquired Assets .....   18
	 (i)     Affiliate Contracts ...............................   19
	 (j)     Leases ............................................   19
	 (k)     Contracts .........................................   19
	 (l)     Financial Statements ..............................   20
	 (m)     Liabilities .......................................   21
	 (n)     Accounts Receivable; Collection ...................   21
	 (o)     Litigation ........................................   21
	 (p)     Customers and Suppliers ...........................   21
	 (q)     Regulatory Compliance .............................   22
	 (r)     Reports ...........................................   22
	 (s)     Brokers, Finders and Agents .......................   22
	 (t)     Intellectual Property .............................   22
	 (u)     Licenses ..........................................   23
	 (v)     Employee Relations; Collective Bargaining Agreements  24
	 (w)     Employees and Employee Plans ......................   24
	 (x)     Changes in Circumstances ..........................   25
	 (y)     Taxes .............................................   27
	 (z)     Warranties ........................................   27
	 (aa)    Insurance .........................................   27
	 (ab)    Approvals .........................................   27
	 (ac)    Complaints ........................................   27
	 (ad)    Absence of Certain Commercial Practices ...........   28
	 (ae)    Books and Records .................................   28
	 (af)    Environmental Compliance ..........................   28
	 (ag)    Copies of Documents ...............................   30
	 (ah)    Insider Interests .................................   30
	 (ai)    Disclosure ........................................   30
	 (aj)    Loan and Security Credit Agreement ................   30
	 (ak)    Recitals ..........................................   30
  5.2.    Representations and Warranties of Buyer ...............   31
	 (a)     Organization and Standing; Corporate Power
		    and Authority .....................................   31
	 (b)     Conflicts; Defaults ...............................   31
	 (c)     Brokers, Finders and Agents .......................   31
  5.3.    General ...............................................   31
VI.  COVENANTS ..................................................   31
  6.1.    Confidentiality .......................................   31
  6.2.    Insurance .............................................   32
  6.3.    Maintenance of, and Access to, Records ................   33
  6.4.    Accounts Receivable ...................................   34
  6.5.    Further Assurances; Customer and Supplier
		Relationships; Assertion of Claims ....................   34
  6.6.    Tax Matters ...........................................   35
VII.  CERTAIN ADDITIONAL COVENANTS ..............................   37
  7.1.    Expenses; Transfer Taxes ..............................   37
  7.2.    Press Releases and Disclosure .........................   37
  7.3.    Cooperation in the Defense of Claims ..................   38
  7.4.    Regulatory Approvals ..................................   38
  7.5.    Telenoticias Name .....................................   38
  7.6.    Employees .............................................   38
  7.7.    Non-Competition .......................................   38
		(a)  Seller and Parent Period and Conduct .............   38
		(b)  Territory ........................................   39
		(c)  Definitions ......................................   39
		(d)  Remedies .........................................   40
		(e)  Severability .....................................   40

VIII.  SURVIVAL AND INDEMNIFICATION .............................   40
  8.1.    Survival of Representations, Warranties and Covenants     40
  8.2.    Limitations on Liability ..............................   41
  8.3.    Indemnification .......................................   42
  8.4.    Defense of Claims .....................................   43
  8.5.    Set Off ...............................................   45
  8.6.    Sole Remedy  ..........................................   45

IX.  MISCELLANEOUS ..............................................   45
  9.1.    Amendments, Supplements, Etc ..........................   45
  9.2.    Entire Agreement; No Third Party Beneficiaries ........   45
  9.3.    Severability ..........................................   46
  9.4.    Governing Law .........................................   46
  9.5.    Consent to Jurisdiction; No Jury Trial ................   46
  9.6.    Notices ...............................................   47
  9.7.    Specific Performance ..................................   47
  9.8.    Counterparts ..........................................   48
  9.9.    Successors and Assigns ................................   48
  9.10.   Waivers ...............................................   48
  9.11.   Titles and Headings ...................................   48
  9.12.   Certain Interpretive Matters and Definitions ..........   48



SCHEDULES

A               Transition Agreements

1.2(b)          Buyer-Designated Retained Assets
1.2(d)          Non-Assigned Contracts
1.2(l)          Certain Retained Assets
1.3             Consent-Required Contracts
3.2             Indebtedness of Seller
3.3             Purchase Price Allocation
4.2(c)          Bill of Sale
4.2(d)          Akin Gump Opinion
4.2(e)          Consents
4.2(g)          Instrument of Assignment for Intellectual Property
4.2(k)          Acknowledgement
4.3(c)          Buyer Opinion
4.3(d)          Instrument of Assumption
4.3(f)          Note
4.4(a)          Sublease
4.4(b)          CBS News Material License Agreement
4.4(c)          Telemundo News Material License and Services Agreement
4.4(d)          Program Production and License Agreement
4.4(e)          Technical Services Agreement
4.4(f)          Escrow Agreement
4.4(g)          TGI Transition Services and Facilities Agreement
4.4(h)          Agreement regarding Promotional Spots and Services
5.1(h)(iii)     Fixed Assets
5.1(h)(iv)      Inventories
5.1(h)(v)       Liens
5.1(h)(vi)      Headend Locations
5.1(i)          Affiliate Contracts
5.1(j)          Lease Agreements
5.1(k)          Assigned Contracts
5.1(l)          Financial Statements
5.1(n)          Accounts Receivable
5.1(o)          Litigation
5.1(p)          Customers and Suppliers
5.1(t)          Intellectual Property
5.1(u)          Licenses
5.1(v)          Employee Relations
5.1(w)          Employees and Employee Plans
5.1(x)          Changes in Circumstances
5.1(aa)         Insurance Policies
5.1(ab)         Approvals
5.1(af)         Environmental Matters
7.6(b)          Employees Not Being Hired
7.6(c)          Retained Severance Liabilities


					    DEFINED TERMS
					    -------------

									   Page
									   ----

401(k) Plan ...................................... 4
Accounting Fees ................................. 12
Accounts Receivable .............................. 2
Acquired Assets .................................. 2
Antena 3 ......................................... 1
Apportioned Obligations.......................... 35
Artear ........................................... 1
Assigned Contracts ............................... 4
Assumed Contracts ................................ 7
Assumed Liabilities .............................. 7
Balance Sheet ................................... 20
Balance Sheet Date .............................. 20
Business ......................................... 1
business days ................................... 49
Business Records ................................. 3
Buyer ............................................ 1
Cash ............................................. 5
Cash Payment .................................... 10
CERCLA .......................................... 30
Closing.......................................... 13
Closing Date .................................... 13
Closing Date Balance Sheet ...................... 11
Closing Date Working Capital .................... 11
Code ............................................ 24
Consent-Required Contracts ....................... 6
Consents ......................................... 6
Contracts ........................................ 4
Customer ......................................... 3
Customers ........................................ 3
Deductible ...................................... 32
Defined Benefit Plan ............................ 24
Designated Assets ...............................  5
Direct Claim .................................... 41
Employee Plans ................................... 5
Employment loss ................................. 10
Environmental Laws .............................. 29
Environmental Permits ........................... 29
ERISA ............................................ 5
Escrow Agreement ................................ 10
Excluded Employee Plans .......................... 5
FCC .............................................. 4
Final Balance Sheet ......................... 11, 12
Financial Statements ............................ 20
Fixed Assets ..................................... 2
Formation Date ................................... 1
Former Partners .................................. 1
Governmental Authorities ......................... 4
Hazardous Substances ............................ 30
Indemnifiable Losses ............................ 41
Indemnifying Party .............................. 41
Indemnitee ...................................... 41
Indemnity Payment ............................... 41
Insurance ....................................... 32
Intellectual Property ............................ 3
Inventories ...................................... 2
IP Registrations ................................ 23
Jones Day ....................................... 13
Laws ............................................. 3
Lease Agreements ................................. 2
Leased Property .................................. 2
Licenses ......................................... 4
Liens ........................................... 14
Loan Agreement .................................. 30
Mass layoff ..................................... 10
Material Adverse Effect ......................... 16
Most Recent Financial Statements ................ 20
Multiemployer plan .............................. 24
Non-Assigned Contracts ........................... 5
Non-Prevailing Party ............................ 12
Notice of Claim for Indemnity ................... 41
Order ........................................... 17
Parent ........................................... 1
Parent's Credit Documents ....................... 30
Partner Purchase ................................. 1
Partner Purchase Agreement ....................... 1
Partnership Agreement ............................ 1
Permitted Liens ................................. 19
Person ........................................... 6
Plant closing ................................... 10
Prepaids ......................................... 2
Purchase Price .................................. 10
Records ......................................... 33
Related Party ................................... 26
Release ......................................... 30
Released ........................................ 30
Reserve Amount .................................. 34
Resolution Accountants .......................... 12
Restricted Entities ............................. 31
Retained Assets .................................. 4
Retained Liabilities ............................. 8
Reuters .......................................... 1
Seller ........................................... 1
Shortfall Amount ................................ 12
Tax ............................................. 27
Taxes ........................................... 27
Telemundo ........................................ 1
Telenoticias ..................................... 3
Telenoticias GP .................................. 1
Third Party Claim ............................... 41
Third-Party Recovery ............................ 44
Transaction Documents ........................... 16
Transfer ......................................... 2
Transition Agreements ............................ 1
Uncollectible ................................... 34
Undisputed Payment .............................. 45
WARN ............................................ 10



					  ASSET PURCHASE AGREEMENT
					  ------------------------


		ASSET PURCHASE AGREEMENT, dated as of June 26, 1996, by and among Telemundo Group, Inc., a Delaware corporation ("Parent"), Telenoticias del
Mundo, L.P., a Delaware limited partnership ("Seller") and an entity indirectly wholly owned by Parent, and CBS Inc., a New York corporation ("Buyer").


					    R E C I T A L S:

		A. Pursuant to an Agreement of Limited Partnership (the "Partnership Agreement") of Telenoticias del Mundo, L.P. dated July 20, 1994 (the "Formation Date") among Telenoticias del Mundo, Inc., a Delaware corporation ("Telenoticias GP") and the general partner of Seller, Reuter Latam News, Inc., a Delaware corporation ("Reuters"), Telemundo News Network, Inc., a Delaware corporation ("Telemundo"), Antena 3 International, Inc., a Delaware corporation ("Antena 3"), Artear Argentina Corporation, a Delaware corporation ("Artear" and collectively with Reuters and Antena 3 being the "Former Partners") and Parent, Seller conducts the business of providing international Spanish-language news service with distribution in Latin America, the United States and Spain (such business, as has been conducted through the Closing Date, as modified pursuant to the transactions contemplated by the Purchase Agreement (as hereinafter defined) and the Transition Agreements (as hereinafter defined), being the "Business").

		B. Telemundo has acquired all of the stock of Telenoticias GP and all of the limited partnership interests of Seller (the "Partner
Purchase") from the Former Partners pursuant to a purchase agreement (the
"Partner Purchase Agreement");

		C. Pursuant to the Partner Purchase Agreement, the Former Partners have agreed to provide certain services or take other actions in respect of the Business pursuant to the agreements attached as Schedule A
(the "Transition Agreements");                                 ----------

		D.      For all purposes of this Agreement, the term "Seller" means
Telenoticias del Mundo, L.P., a Delaware limited partnership, since its
Formation Date through the Closing Date; and

		E. Seller desires to sell to Buyer, and Buyer desires to purchase and acquire from Seller, on the terms and subject to the conditions hereof, substantially all of the assets, properties, rights and interests of Seller that relate to the Business, in consideration of certain payments by Buyer and the assumption by Buyer of certain liabilities and obligations of Seller all as specifically set forth herein.

		NOW, THEREFORE, the parties hereby agree as follows:


					    I. ASSETS
						  ------

	    1.1 Sale and Transfer of Assets.  At the Closing, and effective as
		   ---------------------------
of the Closing Date, Buyer will purchase and acquire from Seller, and Seller will sell, transfer, convey, assign and deliver (collectively, "Transfer") to Buyer, all of the assets, properties, rights and interests owned by Seller relating to the Business, wherever situated, other than the Retained Assets (as hereinafter defined) (such assets, properties, rights and interests, other than the Retained Assets, are referred to herein collectively as the "Acquired Assets") and whether reflected in the Balance Sheet (as hereinafter defined) or acquired after the Balance Sheet Date (as hereinafter defined) as the same shall exist on the Closing Date, including without limitation the following:

	    (a) Prepaids.  All prepaid expenses, advance payments, deposits,
		   --------
	surety accounts and other similar items, including without limitation prepaid deposits with suppliers and utilities (collectively, the "Prepaids");

	    (b) Inventory.  All items held for sale or lease or to be furnished
		   ---------
	under service Contracts, work-in-process, finished items, supplies, packing and shipping materials set forth in Schedule 5.1(h)(iv)
	(collectively "Inventories");               -------------------

	    (c) Accounts Receivable.  All accounts receivable (including
		   -------------------
	royalties receivable, payments for the sale of advertising time and subscription fees from cable systems), any payments received with
	respect thereto after the Closing Date, unpaid interest accrued on any such accounts receivable, if any, and any security or collateral relating thereto, if any, including without limitation those set forth on
	Schedule 5.1(n) (collectively, "Accounts Receivable");
	---------------

	    (d) Fixed Assets.  All production and other machinery, equipment,
		   ------------
	router system, leasehold improvements, vehicles, parts, furniture, furnishings, plant and office equipment and other fixed assets or personal property owned or leased by Seller, including without limitation the tangible personal property set forth on Schedule 5.1(h)(iii)
	(collectively, the "Fixed Assets");         -------------------

	    (e) Leased Personal Property.  All rights and interests under the
		   ------------------------
	lease or sublease agreements for personal property (the "Lease
	Agreements") more particularly described on Schedule 5.1(j), which
									    ---------------
	descriptions are incorporated herein by reference (the premises subject
	to the Lease Agreements being hereinafter collectively referred to as the
	"Leased Property");

	    (f) Intellectual Property Rights.  All inventions, discoveries,
		   ----------------------------
	trademarks, patents, trade names, copyrights, jingles, know-how,
	intellectual property, software, shop rights, licenses, developments,
	research data, designs, technology, trade secrets, test procedures,
	processes, route lists, computer programs, computer discs, computer
	tapes, literature, reports and other confidential information,
	intellectual and similar intangible property rights, whether or not
	patentable or copyrightable (or otherwise subject to legally enforceable
	restrictions or protections against unauthorized third party usage), and
	any and all applications for, registrations of and extensions, divisions,
	renewals and reissuances of, any of the foregoing, and rights therein,
	including without limitation (i) rights under any royalty or licensing
	agreements, (ii) the name, mark and logo and all related trade names and
	trademarks, using the word "Telenoticias", provided that such word be
									   --------
	used in conjunction with another prominently displayed name or mark that
	by such combination of name or mark denotes a source of origin distinct
	from the entity owned by the Former Partners and any of the Former
	Partners or their Affiliates beginning 90 days after the date of the
	Partner Purchase Agreement through and including the date that is two
	years from the date of the Partner Purchase Agreement, (iii) programming
	and programming rights (including, but not limited to news material and
	outtakes), whether on film, tape or any other medium, whether completed,
	in production or otherwise, and whether arising by contract common law
	or otherwise, and (iv) the intellectual and intangible property rights
	described on Schedule 5.1(t) to the extent that such has been used or
			   ---------------
	could be used in the Business; (collectively, the "Intellectual
	Property");

	    (g) Business Records.  Other than those being retained pursuant to
		   ----------------
	Section 1.2(e), all books and records, including without limitation all files, invoices, forms, accounts, books of account, correspondence, production records, technical, accounting, manufacturing and procedural manuals, employment records, studies, reports or summaries relating to compliance with any statute, rule, regulation or other law, any judicial or administrative interpretation thereof (collectively, "Laws") or Contracts, electronically stored or other computerized information, software, and other books and records relating to the operation of any of the Acquired Assets, and any other information which has been reduced to writing or other tangible medium (collectively, the "Business Records");

	    (h) Customers.  All information and Business Records relating to
		   ---------
	the Persons and their cable affiliates to whom or to which Seller has sold or otherwise furnished production, advertising or other services or products, directly or indirectly, at any time during the 24-month period ending on the Closing Date (individually, a "Customer" and collectively, the "Customers,"), including without limitation related information as to the unit and dollar volume of such sales, the method of distribution and other relevant marketing and product information for each Customer;

	    (i) Advertising Materials.  All promotional, marketing and
		   ---------------------
	advertising materials, including without limitation all catalogs, brochures, plans, supplier lists, manuals, handbooks, programming descriptions and labels;

	    (j) Contracts.  Subject to Section 1.2(d) and 1.3, all rights,
		   ---------
	benefits, claims and interests of Seller in, to or under all written
	or oral licenses, leases, contracts and commitments between Seller and all Persons if any ("Contracts"), whether or not listed on
	Schedule 5.1(k), including without limitation the Transition
	---------------
	Agreements, all unfilled purchase and sale Contracts, all advertising Contracts, any employee confidentiality Contracts, confidentiality or secrecy Contracts with third parties that relate to the use or disclosure of information, and express or implied warranties from the suppliers of goods or services (including any coverage rights under product liability or other insurance maintained by any of such suppliers for the benefit of the Seller) (collectively, "Assigned Contracts");


	    (k) Licenses.  To the extent their transfer is permitted by law,
		   --------
	all licenses, permits, approvals, variances, certificates of compliance,
	franchises, authorizations, waivers or consents (collectively,
	"Licenses") issued by the United States Federal Communications
	Commission ("FCC") or any foreign, United States, state or local
	governmental entity or municipality or subdivision thereof or any
	authority, department, commission, board, bureau, agency, court or
	instrumentality (collectively, "Governmental Authorities"), including
	without limitation those listed or described on Schedule 5.1(u),
										   ---------------
	provided that those requiring consent to transfer are listed on
	Schedule 1.3;
	------------

	    (l) Insurance.  All refunds upon cancellation as of the Closing
		   ---------
	Date of all insurance policies maintained in connection with the Business, and reflected as prepaid insurance on the Final Closing Date Balance Sheet, other than those relating to Retained Assets or Retained Liabilities;

	    (m) 401(k) Plan Assets.  Sponsorship under any defined contribution
		   ------------------
	plan sponsored by Seller that is intended to satisfy the requirements of Section 401(a) and 410(k) of the Code (as hereinafter defined) and its related trust (collectively, the "401(k) Plan");

	    (n) Miscellaneous and Post-Balance Sheet Assets.  Except for the
		   -------------------------------------------
	Retained Assets, all other assets, properties, rights and interests, of every kind, nature and description, whether tangible or intangible, real, personal or mixed, and wherever situated, of Seller, including without limitation those reflected in the Balance Sheet or acquired by Seller since the Balance Sheet Date in each case as the same shall exist on the Closing Date.

	    1.2 Retained Assets.  Anything in Section 1.1 to the contrary
		   ---------------
notwithstanding, the following assets (collectively, the "Retained Assets") will be retained by Seller, and Buyer will not purchase or acquire (and is not obligated to purchase or to acquire) any interest therein:

	    (a) Cash and Cash Equivalents.  All cash, cash equivalents, petty
		   -------------------------
	cash and marketable securities, including in lock boxes or on deposit with or held by any financial institution as of the Closing Date including without limitation deposits of $93,000 relating to certain decoders held by Artear Affiliates (collectively, "Cash");

	    (b) Designated Assets.  Except for Assigned Contracts, any of
		   -----------------
	the assets, properties, rights and/or interests, owned, used, occupied or held by or for the benefit of Seller that Buyer, pursuant to written notice given to Seller prior to the Closing Date and attached as
	Schedule 1.2(b), identifies as not desired by Buyer to be included
	---------------
	within, or to constitute a part of, the Acquired Assets (collectively, the "Designated Assets"), provided that the items listed on
	Schedule 1.2(b), if any, shall not result in any adjustment to the
	---------------
	Purchase Price pursuant to Article III hereof;

	    (c) Excluded Employee Plan Assets.  Other than the 401(k) Plan,
		   -----------------------------
	the bonus/commission obligations reflected on Schedule 5.1(w) as accrued through the Closing Date and accrued vacation obligations for 1996 through the Closing Date, the rights of Seller under, and any funds and property held in trust or any other funding vehicle pursuant to, any written and unwritten "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other payroll practices, bonus, stock option, stock appreciation, stock purchase, severance, termination, lay-off, leave of absence, disability, workers compensation, pension, profit sharing, retirement, medical plan, life insurance plan, hospitalization plan, insurance, deferred compensation, phantom stock, other executive compensation arrangement or other employee or welfare benefit plan, agreement or arrangement of Seller that currently exists which is applicable to Seller's past, present or future employees (collectively, "Excluded Employee Plans" and, together with the 401(k) Plan, "Employee Plans");

	    (d) Non-Assigned Contracts.  All of the rights and interests,
		   ----------------------
	and all of the liabilities and obligations, of Seller in, under or pursuant to any Assigned Contract that Buyer, pursuant to written notice given to Seller prior to the Closing Date and attached as
	Schedule 1.2(d), identifies as not desired by Buyer to be included
	---------------
	within, or to constitute a part of, the Acquired Assets (collectively, the "Non-Assigned Contracts"); and

	    (e) Corporate Records.  Seller's minute books, tax returns,
		   -----------------
	stock books, stock ledger, any and all copies of financial records through the Closing Date and corporate seal and any books and records which Seller is required by Law to retain.

	    (f) Partnership Agreement.  All rights of Seller under or arising
		   ---------------------
	from the Partnership Agreement or any other agreements or arrangements between or among Parent, Seller, the Former Partners or any of their respective Affiliates (other than and only to the extent such agreements or arrangements are expressly specified as Assigned Contracts on Schedule 5.1(k), including without limitation the
			   ---------------
	Transition Agreements), and any rights under the $1.5 million Demand Note executed by Parent in favor of Seller;

	    (g) This Agreement.  Seller's rights under this Agreement;
		   --------------

	    (h) Claims.  All rights to causes of action, claims or demands
		   ------
	of any nature that Seller has or may have on the Closing Date against any Person to the extent relating to the Retained Assets or Retained Liabilities;

	    (i) Taxes.  All rights of Parent, Seller or their respective
		   -----
	Affiliates to any claims for any federal, state or local income tax refunds;

	    (j) Certain Obligations and Receivables.  All obligations of, and
		   -----------------------------------
	amounts receivable from, Parent or its Affiliates;

	    (k) Certain Documents.  All documents, if any, relating to the
		   -----------------
	legal action with the Former Partners disclosed on Schedule 5.1(o); and
											 ---------------

	    (l) Certain Retained Assets.  All rights and interests in and to
		   -----------------------
	the contracts, agreements, assets and commitments identified on
	Schedule 1.2(l).

	    1.3 Assignability and Consents.  (a)  Required Consents.  Set
		   --------------------------        -----------------
forth on Schedule 1.3 is a list of all Acquired Assets, including without
	    ------------
limitation Assigned Contracts, Licenses and Lease Agreements, which are non-assignable or may not be subleased to Buyer without the consent of some other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental Authority (individually, a "Person") (such Acquired Assets, Contracts, Licenses, Lease Agreements, the "Consent-Required Contracts"). Subject to
Section 1.3(b) below, Seller has commenced and will continue to take, or cause to be taken by others, all reasonable actions required to obtain or satisfy, at the earliest practicable date, all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements ("Consents") from any Persons necessary to authorize, approve or permit the full and complete assignment of the Consent-Required Contracts, and to consummate and make effective the transactions contemplated by this Agreement in respect thereof and to continue such efforts as may be required after the Closing Date to facilitate the full and expeditious assignment of the Consent-Required Contracts as herein contemplated.

	    (b) Nonassignable Items.  Anything in this Agreement to the
		   -------------------
contrary notwithstanding, this Agreement will not constitute an agreement to Transfer any Consent-Required Contract if the attempted assignment thereof, without the Consent of another Person, would constitute a breach of, or in any way affect the rights of Seller or Buyer with respect to such Consent-Required Contract. Seller will use its reasonable efforts; provided, that Seller will not be obligated to pay any consideration therefor to the Person from whom such Consent is required and Buyer will fully cooperate in all reasonable respects with Seller, to obtain and satisfy all Consents and to resolve all impracticalities of assignment so as to Transfer to Buyer all Consent-Required Contracts. If any such Consents are not obtained and satisfied or if an attempted Transfer would be ineffective, Seller and its appropriate Affiliates will at the Closing enter into such reasonable and lawful arrangements (including related written agreements) as Buyer may reasonably request in order to provide to Buyer the benefit of, any such Consent-Required Contract (it being acknowledged that such arrangement may include obligations imposed on Seller and such Affiliates promptly to pay to Buyer when received all monies and other items of value received by Seller and such Affiliates under any such Consent-Required Contract) so long as Buyer cooperates fully with Seller in such arrangements and promptly reimburses Seller for all payments made, and costs incurred, by Seller in conjunction therewith.


					   II. LIABILITIES
						  -----------

	    2.1. Assumption of Liabilities.  On the terms and subject to the
		    -------------------------
conditions set forth in this Agreement, without any further responsibility or liability of or recourse to Seller or Parent or their respective partners, shareholders, directors, officers, employees, agents, consultants, representatives, successors, transferees or assignees (except as provided in Article VIII), Buyer will absolutely and irrevocably assume, effective as of the Closing Date, and will thereafter be solely liable and responsible to pay, perform and discharge as and when due the following, and only the following, liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

	    (a) Balance Sheet.  All liabilities and obligations reflected in
		   -------------
	the Balance Sheet, less payments thereon or discharges thereof prior to the Closing Date;

	    (b) Post-Balance Sheet Liabilities.  All liabilities and
		   ------------------------------
	obligations of Seller that constitute ordinary trade payables and other liabilities and obligations incurred by Seller in the ordinary and normal course of business between the Balance Sheet Date (as hereinafter defined) and the Closing Date and consistent with past practice;

	    (c) Contracts.  All liabilities and obligations of Seller and
		   ---------
	its Affiliates arising under the Assigned Contracts, but only to the extent such liabilities and obligations arise or accrue after the Closing Date; provided, however, that Buyer will not assume or be
			    --------  -------
	responsible for any such liabilities or obligations to the extent arising from breaches thereof or defaults thereunder by Seller prior to the Closing Date, all of which liabilities and obligations will constitute Retained Liabilities (as hereinafter defined);

	    (d) Employee-Related Liabilities.  All liabilities and obligations
		   ----------------------------
	of Seller arising prior to the Closing Date under the 401(k) Plan, but only to the extent of the assets of the 401(k) Plan and all liabilities and obligations arising from and after the Closing Date under the 401(k) Plan, the bonus/commission obligations reflected on
	Schedule 5.1(w) as accrued through the Closing Date and accrued vacation obligations for 1996 through the Closing Date; and

	    (e) Post-Closing Date.  All liabilities and obligations (A) incurred
		   -----------------
	by Buyer or any of its Affiliates or their respective directors, officers, shareholders, agents or employees on or after the Closing Date, (B) related to the Business or the Acquired Assets, (C) expressly assumed under this Section 2.1 and (D) pursuant to the covenants contained in this Agreement.

	    2.2. Retained Liabilities.  Except as expressly provided in
		    --------------------
Section 2.1, Seller will retain, and Buyer will not assume, or be responsible or liable for or with respect to, any liabilities or obligations of Seller, whether or not of, associated with or arising from, the Business or any of the Acquired Assets, and whether fixed, contingent or otherwise, known or unknown (collectively referred to hereinafter as the "Retained Liabilities"), including without limitation the following:

	    (a) Pre-Closing.  All liabilities and obligations to the extent
		   -----------
	relating to, resulting from or arising out of events or conditions occurring or existing in connection with, or arising out of, the Business as operated prior to the Closing Date, or the ownership, possession, use, operation or sale or other disposition prior to the Closing Date of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business);

	    (b) Liabilities Relating to the Sale of Acquired Assets.  All
		   ---------------------------------------------------
	liabilities and obligations of Seller or any of its Affiliates, or their respective directors, officers, shareholders or agents, relating to, resulting from or arising out of this Agreement, the Partner Purchase Agreement or the transactions contemplated hereby or thereby, whether incurred prior to, at or subsequent to the Closing Date, including without limitation all finder's, broker's or investment banking fees and expenses and any and all fees and expenses of any attorneys, accountants or other professionals retained by or on behalf of Seller, or any of its partners or Affiliates;

	    (c) Employee-Related Liabilities.  (i)  All liabilities and
		   ----------------------------
	obligations to any individuals at any time employed by Seller, or its Affiliates or their respective predecessors-in-interest or to any such individual's spouses, children, other dependents or beneficiaries, with respect to incidents, events, exposures or circumstances occurring during the period or periods of any such persons' employment by Seller, or its Affiliates or their respective predecessors-in-interest and at any time prior to the Closing or in connection with this Agreement or the Partner Purchase Agreement, whenever such claims mature or are asserted, including without limitation all liabilities and obligations arising (A) under any employment, wage and hour restriction, equal opportunity, discrimination, plant closing or immigration and naturalization Laws,
	(B) under any collective bargaining Laws, agreements or arrangements, or (C) in connection with any Excluded Employee Plan; and

		(ii) all liabilities and obligations set forth in Section 7.6 regarding employee severance.

	    (d) Litigation.  All liabilities and obligations relating to any
		   ----------
	litigation, action, suit, claim, investigation or proceeding pending on the date hereof, or constituted hereafter, to the extent based on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to, the Business as operated by Seller, prior to the Closing Date or any of its partners or Affiliates (or any of its predecessors-in-interest), or the ownership, possession, use, operation, sale or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business);

	    (e) Product, Environmental and Safety Liability.  All liabilitie
		   -------------------------------------------
	and obligations to the extent relating to, resulting from or arising out of events or conditions occurring or existing prior to the Closing Date and relating to, resulting from or arising out of, (i) any dispute for services rendered or goods sold, including without limitation warranty claims and claims for refunds, returns, personal injury and property damage, and (ii) compliance with any Laws including without limitation environmental and employee health and safety Laws;

	    (f) Taxes.  Subject to Section 7.1(a), all liabilities and
		   -----
	obligations of Seller or any of its Affiliates (or any of their respective predecessors-in-interest) for any Taxes due or becoming due by reason of (i) the conduct of the Business prior to the Closing Date,
	(ii) the ownership, possession, use, operation, purchase, acquisition, sale or disposition other than pursuant to the terms hereof, of any of the Acquired Assets, including without limitation (A) Taxes attributable to the sale of services and employee withholding tax obligations;
	(B) Taxes imposed on, or accruing as a result of the Partner Purchase Agreement or the purchase and sale of the Acquired Assets; and (C) Taxes relating to, resulting from or arising out of, recapture of depreciation, other Tax benefit items, or otherwise arising from the transactions contemplated by this Agreement or the Partner Purchase Agreement, or
	(iii) amounts due through the Closing Date in Dade County, Florida;

	    (g) Liabilities Relating to Partner Purchase.  All liabilities and
		   ----------------------------------------
	obligations relating to, resulting from, or arising out of, in whole or in part, the Partner Purchase Agreement or in any of the other documents or agreements contemplated thereby or otherwise to the Former Partners or their Affiliates relating to, resulting from or arising out of the Partner Purchase Agreement, any document or other transaction contemplated thereby or any event giving rise thereto (whether or not resulting from a breach thereof) except as otherwise assumed by Buyer pursuant to the terms hereof and the Transaction Documents;

	    (h) Shutdown Costs. Any liabilities or obligations relating to, resulting from or arising out of the shutdown of any of the operations and facilities utilized by Seller, including without limitation any action which could be construed as a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 ("WARN"), or any "employment loss," as defined in WARN, which any employee of Seller or any of its Affiliates may suffer or may be deemed to suffer prior to but not including the Closing Date;

	    (i) Liabilities Relating to Retained Assets. All liabilities and obligations relating to, resulting from or arising out of in whole or in part events or conditions occurring or existing in connection with, or arising out of, any and all assets, properties, rights and interests which are not being acquired by Buyer hereunder, including without limitation the Retained Assets;

		(j) Decoders. All liabilities and obligations to refund customer deposits for certain decoders held by Artear Affiliates, the funds for which are being retained pursuant to Section 1.2(a);

		(k) Partnership Agreement. All obligations of Seller under or arising from the Partnership Agreement or any other agreements or arrangements between or among Parent, Seller, the Former Partners or any of their respective Affiliates (other than and only to the extent such agreements or arrangements are expressly specified as Assumed Liabilities); and

		(l) Post-Closing Date. All liabilities and obligations incurred by Seller or any of its Affiliates or their respective directors, officers, shareholders, agents or employees after the Closing Date which do not relate to the Business or the Acquired Assets.


					  III. PURCHASE PRICE
						  --------------

	3.1 Payment. In full consideration of the Transfer of the Acquired Assets, at the Closing, Buyer will (a) assume the Assumed Liabilities,
(b) pay a total purchase price of $5,000,000, subject to adjustment as provided in Section 3.4 (as adjusted, the "Purchase Price") and payable in the following manner: (i) $4,000,000, or the amount adjusted pursuant to
Section 3.4, to Seller (as adjusted, the "Cash Payment") and (ii) $1,000,000 to an escrow account pursuant to the terms of the Escrow Agreement substantially in the form of Schedule 4.4(f), and (c) deliver to Seller a
Note in an amount at maturity of $1,250,000 in substantially the form of
Schedule 4.3(f). At the Closing, Buyer will pay to Seller the Cash Payment in New York Clearing House Funds by bank wire transfer to an account designated in writing for this purpose by Seller to Buyer prior to the Closing and will deliver to Seller the Note.

	3.2 Satisfaction of Certain Indebtedness. At or prior to the Closing, Seller will take such actions (including without limitation paying, or directing Buyer to apply any portion of the Purchase Price to pay to, the appropriate creditors of Seller) as may be required fully to pay, satisfy and discharge all of the indebtedness of Seller listed or described on
Schedule 3.2 and to secure the release as of the Closing of all Liens on the Acquired Assets relating thereto.

	3.3 Purchase Price Allocation.  The consideration payable pursuant to
Section 3.1 represents the amount agreed upon by the parties to be the aggregate value of the Acquired Assets, and will be allocated among the Acquired Assets in accordance with the fair market values of the Acquired Assets, which the parties have agreed are as set forth on Schedule 3.3.
Each of the parties will report the purchase and sale of the Acquired
Assets, including without limitation in all federal, foreign, state, local and other Tax returns and reports prepared and filed by or for either of Seller and Buyer, in accordance with the basis of allocation set forth in
Schedule 3.3. Each party agrees to notify the other if the Internal Revenue Service or any other taxing authority proposes a reallocation of such amounts.

    3.4 Closing Date Balance Sheet. (a) Within 90 calendar days after the Closing Date, Buyer will prepare and deliver to Seller a balance sheet of the Business as of the Closing Date (the "Closing Date Balance Sheet"), calculating the amount of Working Capital as of the Closing Date (the "Closing Date Working Capital"), which Closing Date Balance Sheet will be calculated based on a balance sheet of Seller as of the close of business on the Closing Date. The Closing Date Balance Sheet will (i) include only Acquired Assets and Assumed Liabilities and (ii) will be prepared by Buyer in consultation with Seller based on the books and records of Seller and in accordance with GAAP and on a basis consistent with, and using the same accounting principles, policies, practices, adjustments and procedures used in preparing the Balance Sheet. Seller will take such actions as may be reasonably requested by Buyer to assist Buyer in closing, as of the Closing Date, the books and accounting records of the Seller and Seller and Buyer will otherwise reasonably cooperate with one another in the preparation of the Closing Date Balance Sheet and the dispute resolution, if any, contemplated below.

	(b) If, within 30 calendar days after the date of the Buyer's delivery to Seller of the Closing Date Balance Sheet, Seller determines in good faith that the amount of the Closing Date Working Capital as so computed on the Closing Date Balance Sheet has not been determined in accordance with
Section 3.4(a), Seller will give notice to Buyer within such 30 calendar day period, (i) setting forth Seller's determination of the Closing Date Working Capital and (ii) specifying in reasonable detail Seller's basis for its disagreement with Buyer's computation. The failure by Seller so to express its disagreement within such 30 calendar day period will constitute acceptance of the amount of the Closing Date Working Capital so computed on the Closing Date Balance Sheet and the Closing Date Balance Sheet will become the "Final Balance Sheet." If Buyer and Seller are unable to resolve their disagreement within ten calendar days after receipt by Buyer of notice of such disagreement, the items in dispute will be referred to an internationally recognized accounting firm mutually agreeable to Buyer and Seller (the "Resolution Accountants") as promptly as practicable. The Resolution Accountants will make a determination as to each of the items in dispute, which determination will be (i) in writing, (ii) furnished to Buyer and Seller as promptly as practicable after the items in dispute have been referred to the Resolution Accountants, (iii) made in accordance with
Section 3.4(a), and (iv) conclusive and binding on the parties hereto. In connection with their determination of the disputed items, the Resolution Accountants will be entitled to rely on the work papers, trial balances and similar materials prepared by the Resolution Accountants, Seller or Buyer in connection with the examination of the Closing Date Balance Sheet. Buyer and Seller will use reasonable efforts to cause the Resolution Accountants to render their decision as soon as practicable, including without limitation by promptly complying with all reasonable requests by the Resolution Accountants for information, books, records and similar items. The fees and expenses of the Resolution Accountants (the "Accounting Fees") will be shared equally by the Buyer and the Seller. Neither party will disclose to the Resolution Accountants, and the Resolution Accountants will not consider for any purpose, any settlement offer made by either party. The Closing Date Balance Sheet as finally determined by the Resolution Accountants will become the "Final Balance Sheet."

    (c) To the extent that the Closing Date Working Capital determined as provided in this Section 3.4 is less than the Working Capital on the Balance Sheet in an amount greater than $300,000 (the "Shortfall Amount"), Seller will, within ten calendar days after the Closing Date Balance Sheet becomes the Final Balance Sheet, (i) pay to Buyer the Shortfall Amount by agreeing to the immediate release to Buyer of such amount from the funds held pursuant to the Escrow Agreement, (ii) if the funds held pursuant to the Escrow Agreement are not sufficient to reconcile the adjustment, Seller will pay by wire transfer of immediately available funds to Buyer an amount sufficient further to adjust the Purchase Price together with interest thereon from the Closing Date to the date of payment (at a rate equal to the prime rate in effect from time to time as published in Wall Street Journal or if the Wall Street Journal is not published on such date on the first business day thereafter on which the Wall Street Journal is published, calculated on the basis of the actual number of days elapsed over 365/366), and (iii) pay its pro rata portion of the Accounting Fees, if applicable.

    (d) Funds held pursuant to the Escrow Agreement that remain in the escrow account after the Final Balance Sheet adjustment described in Section 3.4(c) will be released to Seller to the extent such funds are in excess of the amount of the difference between (i) the aggregate amount of Accounts Receivable which have not been collected through the date the Closing Date Balance Sheet becomes the Final Balance Sheet and (ii) the aggregate Reserve Amount for Accounts Receivable as reflected in the Final Balance Sheet. Pursuant to Section 6.4(d), Buyer will be reimbursed from the funds in the escrow account for the portion of the aggregate Accounts Receivable not collected through the date which is 180 days from and after the Closing
Date that is in excess of the aggregate Reserve Amount for Accounts Receivable reflected in the Final Balance Sheet that is deemed uncollectible and any remaining funds will be released to Seller.

    (e) For purposes of this Agreement, the calculation of Working Capital shall be made in accordance with generally accepted accounting principles, as adjusted pursuant to Section 3.4(a).


						 IV. CLOSING
							-------

	4.1. General. As used in this Agreement, the "Closing" means the time at which Seller consummates the Transfer of the Acquired Assets to Buyer as provided herein by the execution and delivery by Seller of the documents and instruments referred to in Section 4.2 against delivery by Buyer of payments and documents provided in Sections 3.1 and 4.3, and Seller, Buyer and the other Persons referred to herein deliver the additional documents referred to in Section 4.4. The Closing will take place at the offices of Jones, Day, Reavis & Pogue ("Jones Day"), 599 Lexington Avenue, New York, New York at 10:00 A.M. on the date first set forth above (the "Closing Date"). Legal title, equitable title and risk of loss with respect to the Acquired Assets will not pass to Buyer until the Acquired Assets are Transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of 12:01 A.M. (Eastern
Time) on the Closing Date; provided, that the consummation of the Partner Purchase, if it shall occur on the same day, shall be deemed to have occurred prior to the Closing.

	   4.2 Documents to be Delivered by Seller. At the Closing, Seller will deliver to Buyer:

	   (a) Copies of (i) the resolutions of the Board of Directors of Parent authorizing and approving this Agreement, the Partner Purchase Agreement and the transactions contemplated hereby and thereby, (ii) long form good standing certificate for Parent from the Secretary of the State of the State of Delaware, dated within a reasonable time prior to the Closing and (iii) the Partner Purchase Agreement, all certified by the Chief Financial Officer of Parent to be true, correct, complete (with the exception of certain dollar-value information which has been redacted) and in full force and effect and unmodified as of the Closing Date;

	    (b) Copies of (i) resolutions of the Board of Directors of Telenoticias GP as the general partner of Seller authorizing the execution of the this Agreement, the Partner Purchase Agreement and the transactions contemplated hereby and thereby and (ii) long form good standing certificate for Telenoticias GP from the Secretary of the State of the State of Delaware, within a reasonable time period prior to the Closing, all certified by the Secretary of Telenoticias GP to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

	    (c) A bill of sale, duly executed by Seller, Transferring the Acquired Assets to Buyer, free and clear of any and all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements or restrictions, except for those created by this Agreement, the Acquired Contracts and the Lease Agreements, imperfections of title, if any, that do not detract from the value of the property subject thereto and taxes and general and special assessments which are not delinquent as of the date hereof or which are being contested in good faith by appropriate proceedings (collectively, "Liens") in substantially the form of Schedule 4.2(c);

	    (d) An opinion, dated as of the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Seller and Parent, addressed to Buyer, substantially in the form of Schedule 4.2(d);

	    (e) Copies of all Consents required pursuant to the Consent-Required Contracts designated with an asterisk (*) on Schedule 1.3;

	    (f) An assignment and assumption of each of the Transition
    Agreements;

	    (g) Instruments of assignment to Buyer of all trademarks, trade names, service marks, copyrights and patents (and all applications for, and extensions and reissuances of, any of the foregoing and rights therein) identified on Schedule 4.2(g);

	    (h) Long-form good standing certificates for Seller from Delaware and from the appropriate state and tax authorities in each jurisdiction in which Seller is qualified to do business as a foreign limited partnership with respect to the ownership, possession, use or operation of any of the Acquired Assets, dated not more than ten days prior to the Closing;

	    (i) An incumbency certificate of the officers of Seller, Parent and Telenoticias GP;

	    (j) Releases, if any, including without limitation termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens to which any of the Acquired Assets is subject in connection with the indebtedness described in Schedule 3.2, which releases shall be effective at or prior to the Closing, together with evidence satisfactory to Buyer that the indebtedness described on such Schedule shall have been satisfied and extinguished;

	    (k) An Acknowledgement executed by each of the Former Partners substantially in the form of Schedule 4.2(k); and

	    (l) Such other duly executed deeds, bills of sale, endorsements, assignments, affidavits and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as are required to effectively vest in Buyer good and valid title in and to all of the Acquired Assets, free and clear of any and all Liens.

	    4.3 Documents to be Delivered by Buyer. At the Closing, Buyer will deliver to Seller and Parent:

	    (a) A copy of (i) the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby if Buyer determines that such resolutions are so required and (ii) long form good standing certificate for Buyer from the Secretary of State of the State of New York, dated not more than ten days prior to the Closing, all certified by the Secretary of Buyer to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

	    (b) An incumbency certificate of the officers of Buyer;

	    (c) An opinion, dated the Closing Date, of Ellen Oran Kaden, general counsel to Buyer, addressed to Seller and Parent, substantially in the form of Schedule 4.3(c);

	    (d) An Instrument of Assumption of the Assumed Liabilities (including without limitation Assigned Contracts) duly executed by Buyer in substantially the form of Schedule 4.3(d);

	    (e) Such other duly executed endorsements, assignments, affidavits, assumptions and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to Seller and its counsel, as are necessary or reasonably requested by Seller to effectuate the transactions contemplated hereby; and

	    (f) The Note, duly executed by Buyer, in substantially the form of
	Schedule 4.3(f).

	    4.4. Documents to be Delivered by Buyer, Seller and Parent. At the Closing, Buyer, Seller and Parent will duly execute and deliver or cause to be delivered by its Affiliate:

	    (a) A Sublease relating to the Leased Property in substantially the form of Schedule 4.4(a);

	    (b) The CBS News Material License Agreement in substantially the form of Schedule 4.4(b);

	    (c) The Telemundo News Material License and Services Agreement in substantially the form of Schedule 4.4(c);

	    (d) The Program Production and License Agreement in substantially the form of Schedule 4.4(d);

	    (e) The Technical Services Agreement in substantially the form of
	Schedule 4.4(e);

	    (f) The Escrow Agreement in substantially the form of
	Schedule 4.4(f);

	    (g) The TGI Transition Services and Facilities Agreement in substantially the form of Schedule 4.4(g); and

	    (h) The Agreement regarding Promotional Spots and Services in substantially the form of Schedule 4.4(h).


				 V. REPRESENTATIONS AND WARRANTIES


	    5.1 Representations and Warranties of Seller and Parent. Each of Seller and Parent, jointly and severally, represents and warrants to Buyer as of the date of this Agreement that:

	    (a) Organization and Standing. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as now being conducted and to enter into and to perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement to be entered into and performed on its part. Each of Parent and Telenoticias GP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to operate its business, and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement to be entered into and performed on its part. Seller is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the condition (financial or otherwise), business, assets, properties, operations or prospects of the Business
	(a "Material Adverse Effect").

	    (b) Power and Authority. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Seller or Parent in connection herewith (collectively, the "Transaction Documents") have been, or upon execution thereof will be, duly executed and delivered by Seller or Parent, as the case may be. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the general partner of Seller, and the Board of Directors of each of Parent and Telenoticias GP, and constitute the valid and binding obligations of Seller and Parent, enforceable against each of them in accordance with their respective terms. The Transition Agreements and the Partner Releases have been, or upon execution thereof will be, the valid and binding obligations of each of the parties thereto, enforceable against each of them in accordance with their respective terms.

	    (c) Conflicts. Except for the receipt of third party consents pursuant to Section 1.3, neither the execution and delivery of this Agreement or the Partner Purchase Agreement and the other agreements and instruments executed or to be executed in connection herewith or therewith by Seller, Parent or Telenoticias GP, nor the performance by Seller or Parent of the transactions contemplated hereby or thereby, will (or has) (i) violate, conflict with, constitute a breach or default under or give rise to any obligation or liability under any of the terms of Parent's or Telenoticias GP's respective Certificate of Incorporation or Bylaws or the constituent documentation of Seller or any provisions of, or result in the acceleration of any obligation under, any Assigned Contract, Partner Purchase Agreement or any order, judgment or decree ("Order") relating to the Business or the Acquired Assets, or by which any of Seller, Parent or the Acquired Assets is bound, or Parent's Credit Documents, (ii) result in the creation or imposition of any Liens or Claims (as hereinafter defined) upon any of the Acquired Assets, (iii) violate any Law, (iv) constitute an event which, after notice or lapse or time or both, would result in such violation, conflict, default, acceleration or creation or imposition of Liens, Claims or violation of Law, or (v) constitute an event which, after notice of lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. Except as set forth on Schedule 1.3, no Consent, novation, approval, filing or authorization was or will be required to be obtained or satisfied for the continued performance by Buyer following the Closing of any acquired Contract.

	    (d) Defaults. Neither Parent nor Seller is in violation of or in default under its Certificate of Incorporation, Bylaws or partnership documentation, as the case may be, any provision of any Assigned Contract or any Order relating to the Business or the Acquired Assets, or by which any of Seller or any of the Acquired Assets is or was bound, or in the payment of any of Seller's monetary obligations or debts relating to the Business, or Parent's Credit Documents and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default. Without limiting the generality or effect of the foregoing, (A) the Partner Purchase Agreement has been and is being carried out in compliance with the terms thereof, all applicable Laws and the constituent documentation pursuant to which Seller was formed and (B) no Person, including without limitation any Former Partner of Seller or former stockholder of Telenoticias GP, has any right, cause of action or other claim against any party hereto or any Affiliate thereof by reason of this Agreement, the events giving rise to this Agreement or the transactions contemplated hereby or thereby.

	    (e) Distributions. Seller has duly acquired all of the interests to be acquired pursuant to the Partner Purchase Agreement, which represent all of the interests of Seller so as to permit Seller and Parent to make the representation and warranties and to perform the covenants contained herein.

	    (f) Partner Purchase Agreement. The Partner Purchase Agreement, the releases contemplated thereby, the Transition Agreements,the Sublease amendment referred to in the Partner Purchase Agreement, the agreements and documents effectuating the transactions contemplated by the Partner Purchase Agreement and the stipulation of discontinuance with prejudice between Parent and the Former Partners constitute all of the agreements between Parent and/or Seller on the one hand and any of the Former Partners on the other hand as part of the Partner Purchase.

	    (g) [intentionally left blank]

	    (h) Acquired Assets; Title to the Acquired Assets. (i) Except for the Retained Assets, items or services provided by Parent or its Affiliates and items or services previously provided by the Former Partners and their Affiliates (it being agreed by Buyer that all items and services previously provided by the Former Partners or their Affiliates have been terminated, except as provided in the Transition Agreements), supplies consumed in the ordinary course of the Business and Account Receivables converted into Cash, the Acquired Assets and the Transition Agreements are the only assets, properties, rights and interests used by Seller in connection with the Business (other than de minimis services that were provided by the Former Partners from time to time). The Acquired Assets and the Transition Agreements constitute all of the assets, properties, rights and interests necessary to conduct the Business in substantially the same manner as conducted by Seller prior to the date of this Agreement. All of the Acquired Assets used in connection with the operation of the Business (including without limitation the assets reflected on the Balance Sheet) are in good operating condition and repair and are adequate and sufficient for the uses to which they are put in the Business. None of the Acquired Assets has any material defects or is in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not in excess of the ordinary costs therefor.

	    (ii) Except as set forth on Schedule 1.3, Seller has good and exclusive title to, and the valid and enforceable power and unqualified right to use and transfer to Buyer, each of the Acquired Assets, including without limitation all equipment owned by Seller and used in the Business, whether located at the Seller's facilities or at the facilities of its Customers or suppliers, and the Acquired Assets are free and clear of all Liens and Claims of any kind or nature whatsoever, except for Permitted Liens.

	    (iii) Schedule 5.1(h)(iii) contains true, correct and complete lists of all Fixed Assets (other than Retained Assets) owned or leased by Seller used in connection with the Business as of the dates specified therein.

	    (iv) Schedule 5.1(h)(iv) sets forth a true and complete list of all Inventories as of the date specified therein.

	    (v) Except as set forth on Section 1.3, the delivery to Buyer of the instruments of Transfer contemplated by this Agreement will vest good and exclusive title (as to all Acquired Assets previously owned by Seller) or full right to possess and use (as to all Acquired Assets not previously owned by Seller but used by it in the Business) to the Acquired Assets in Buyer, free and clear of all Liens and Claims of any kind or nature whatsoever, except for (A) current governmental charges or levies which are a Lien but not yet due and payable and
	(B) Liens disclosed on Schedule 5.1(h)(v) (the Liens described in clauses (A) and (B) being collectively referred to herein as "Permitted Liens").

	    (vi) To Seller's knowledge, Schedule 5.1(h)(vi) sets forth a true and complete list of all contact names, telephone numbers and addresses for headend locations for broadcast and cable affiliates.

	    (i) Affiliate Contracts. Other than the Partnership Agreement and the services provided pursuant to agreements contemplated therein (which services have been terminated except as provided in the Transition Agreements) and except as set forth on Schedule 5.1(i), there are no other contracts between Seller on the one hand and Parent or the Former Partners on the other hand that Seller or Parent reasonably believes are material to the operation of the Business.

	    (j) Leases. Schedule 5.1(j) sets forth a complete and accurate list of all Lease Agreements. None of the Lease Agreements has been modified, altered, terminated or revoked, and each is in full force and effect. Seller, as the present lessee under the Lease Agreements, is not in default thereunder, or in breach thereof, and there are no existing facts or conditions which could give rise to any such breach or default, or any claim against Seller under the Lease Agreements.

	    (k) Contracts. Schedule 5.1(k) contains a complete list and description (where oral) of (i) each Contract (excluding the Partnership Agreement and related documents) (A) relating to the Business or to which Seller is a party which involves aggregate future payments or receipts in excess of $5,000, or which extends for a period of more than 12 months and cannot be cancelled without further payment or penalty, (B) between Seller and any other Person retained in connection with the Business, or pursuant to which Seller produces, telecasts or distributes programs, including without limitation Contracts involving transmitters, uplinks, transponders, cable affiliates or news reports, in each case described in this clause (B) regardless of the size or term of such Contracts, (ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge or other agreement or instrument evidencing indebtedness of Seller, or to which Seller is a party,
	(iii) any conditional sale or other title retention agreement, equipment obligation, or lease purchase agreement with respect to the Business involving (in the aggregate) amounts in excess of $5,000, (iv) any power of attorney given by Seller to any Person,
	(v) any non-competition, restrictive covenant or other Contract that restricts Seller, from conducting the Business anywhere in the world, (vi) other than Employee Plans, each Contract presently in effect, whether or not fully performed, between Seller and any current or former officer, director, consultant or other employee
	(or group thereof) retained or employed in connection with the Business, or any current or former partner or shareholder (or group of partners or shareholders) of Seller, and (vii) any other Contract which is material to the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Business. Seller as the case may be, has fully performed all obligations required to be performed by either of them under each of the foregoing Contracts, and Seller has not nor to Seller's knowledge any other party to any such Contract has not breached or improperly terminated any such Contract or is in default under any such Contract, and there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. Each of such Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto. Except as set forth on Schedule 5.1(k) and for Employee Plans, Seller does not have any outstanding Contracts with officers, employees, agents, consultants, advisors, salespersons, sales representatives, distributors or dealers, that are not cancelable by it on notice of not longer than 30 days without liability, penalty or premium. Seller enjoys good working relationships under all of such Contracts, including without limitation their distribution and similar contractual arrangements in connection with the normal operation of the Business, and except as set forth on Schedule 1.3 the consummation of the transactions contemplated hereby will not adversely affect any such Contracts, relationships or arrangements.

	    (l) Financial Statements. Seller has heretofore delivered to Buyer the financial statements attached hereto as Schedule 5.1(l) (collectively, the "Financial Statements"), including without limitation the balance sheet with notes as to agreed adjustments
	(the "Balance Sheet") as of March 31, 1996 (the "Balance Sheet Date"), and the statements of income and cash flows of the Business for the 12 months ended December 31, 1995 and the three months ended the Balance Sheet Date (collectively, the "Most Recent Financial Statements"). Each of the Financial Statements is true, complete and correct in all material respects, was derived from the books and records for the Business and fairly presents the financial position of the Business as of such dates, and the results of operations of the Business and cash flows for the periods then ended in accordance with GAAP, except in the case of interim statements for the absence of notes and normal year-end audit adjustments and except for adjustments set forth in the most recent financial statements attached hereto as Schedule 5.1(l) which reflect the transactions contemplated hereby and the Partner Purchase.

	    (m) Liabilities. Seller has no liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with the Business or the Acquired Assets, and whether known or unknown, including without limitation liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable conditions or occurrences, or from write-downs or write-offs of assets (including Inventories and Accounts Receivable), except for those (i) reflected or reserved against in the Balance Sheet, or (ii) incurred or accrued since the Balance Sheet Date in the ordinary and normal course of the Seller's business.

	    (n) Accounts Receivable; Collection. Schedule 5.1(n) sets forth a true and complete list of all Accounts Receivable, including an aged listing by customer of the Accounts Receivable that are outstanding as May 31, 1996. Seller has not experienced or suffered undue delay in its payment of its liabilities and obligations to its trade creditors (including suppliers) or trade debt which would have an adverse impact on the relationship with such parties and which would have an adverse effect on the Business.

	    (o) Litigation. Except as set forth on Schedule 5.1(o), neither Seller, Parent nor the Acquired Assets is subject to any Order of, or Contract or understanding with, any Governmental Authority relating to the Business, and there exists no litigation, action, suit, claim or proceeding pending or, to the best of Seller's and Parent's knowledge, threatened against or affecting Seller or Parent or any of their respective Affiliates, the Business or the Acquired Assets, or which would affect the transactions contemplated by this Agreement, at law or in equity, or which would adversely affect the transactions contemplated by this Agreement, and to Seller's and Parent's knowledge no one has grounds to assert any such litigation, action, suit, claim or proceeding. Set forth on Schedule 5.1(o) is a description of
	(i) all litigation, actions, suits, investigations, claims and proceedings asserted or brought to Seller's knowledge against Seller or Parent or any of their respective Affiliates or predecessors-in-interest in respect of the Business since the Formation Date, together with a description of the outcome or present status thereof and (ii) all Orders entered into by or against Seller or Parent or any of their respective Affiliates in respect of the Business.

	    (p) Customers and Suppliers. Seller is not involved in any material controversy with any of the Customers or suppliers to the Business other than the Former Partners and their Affiliates, including, without limitation, the action captioned Telemundo News Network, Inc.
	v. Telenoticias del Mundo, Inc., No. 95/125069 (Supreme Court of the State of New York, County of New York). Schedule 5.1(p) sets forth a true, correct and complete list of Seller's Customers and suppliers which, during the 12 months ended December 31, 1995, individually accounted for $10,000 or more of sales or orders for the purchase of supplies or services other than the Former Partners and their Affiliates. Except for the customers and suppliers identified in
	Schedule 5.1(p) and other than the Former Partners and their Affiliates, Seller has not had any Customer that accounted for more than 5% of sales during 1995, or any supplier from which it purchased more than 5% of the goods or services purchased during 1995. Other than those customers or suppliers noted with an asterisk (*) on Schedule 5.1(p), and other than the Former Partners and their Affiliates no Customer or supplier (representing purchases and sales of $10,000 or more) has advised that such Customer or supplier was or is intending to terminate its relationship with Seller or would not continue to purchase supplies or services relating to the Business for future periods on account of any dissatisfaction with performance or the transactions completed hereby or by the Partner Purchase Agreement. All business placed by all employees or representatives of Seller with respect to the Business has been placed in the name of Seller, and all fees on such Business have been paid to and are the property of Seller.

	    (q) Regulatory Compliance. The Business has been conducted, the Acquired Assets have been maintained and Seller is currently in compliance with, all applicable Laws and Orders (including without limitation all laws relating to zoning, building codes, civil rights, occupational health and safety, antitrust, consumer protection, currency exchange, equal opportunity, pensions, securities and environmental matters), and no capital expenditures in excess of $5,000 in the aggregate are or will be required to comply with any such Laws and Orders as presently operated. Seller is not and was not, with respect to the Business, in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any Order, whether at law or in equity.

	    (r) Reports. All returns, reports and statements which Seller or Parent was or is required to file with respect to the Business with the FCC and all other returns, reports and statements which Seller or Parent was or is required to file with any other Governmental Authority with respect to the Business have been filed. With respect to the Business, all reporting requirements of the FCC have been complied with and all reporting requirements of other Governmental Authorities having jurisdiction thereover have in all material respects been complied with. All of such reports, returns and statements are complete and correct as filed.

		(s) Brokers, Finders and Agents. Neither Parent nor Seller is directly or indirectly obligated to anyone acting as a broker, finder, investment banker or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

	    (t) Intellectual Property. Schedule 5.1(t) sets forth a complete and correct list (with an indication of the record owner and identifying number,if applicable) of (i) all patents, trademarks, service marks, trade names and copyrights for which registrations have been obtained (and all applications for, or extensions, renewals or reissuances of, any of the foregoing) (collectively, "IP Registrations") and (ii) all unregistered patents, trademarks, service marks and trade names and copyrights which, in each case, are or have been used in the conduct of, or which relate to, the Business or which are owned by Seller. True, correct and complete copies of all such IP Registrations have been delivered to Buyer. Seller is the sole owner and has the exclusive right to use, free and clear of any payment, restriction or encumbrance, all such IP Registrations. No trademarks covered by any of the IP Registrations which are or have been used in the conduct of, or which relate to, the Business are owned otherwise than by Seller. There is no Claim or demand of any Person pertaining to, or any proceedings which are pending or, to the best of Seller's and Parent's knowledge, threatened, which challenge (x) the exclusive rights of Seller in respect of any IP Registrations or any trademarks which are or have been used in the conduct of, or which relate to, the Business or which are owned by Seller, or (y) the rights of Seller in respect of any processes, confidential information, trade secrets, know-how, technical data, technology or other intellectual property which are or have been used in the conduct of, or which relate to, the Business or which are owned by Seller. No patent, trademark, service mark, trade name, copyright, process, formulas, confidential information, trade secret, know-how, technical data, technology or other intellectual property which is or has been used in the conduct of, or which relates to, the Business, is subject to any outstanding Order or Contract, or, to the best of Seller's and Parent's knowledge, infringes or is being infringed by others or is used by others (whether or not such use constitutes infringement). To Parent's and Seller's knowledge, the Business does not involve and has not involved employment of any Person in a manner which violates any non-competition or non-disclosure Contract. All IP Registrations or processes, formulas, confidential information, trade secrets, know-how, technical data, technology or other intellectual property, or rights thereto, owned or held, directly or indirectly by any officer, director, shareholder, employee or any Affiliate of Seller or Parent and relating to the Business, have been, or prior to the Closing Date will have been, duly and effectively Transferred to Seller. Seller is not engaged in any research or development activities based upon designs or concepts produced, sold or distributed by Persons other than Seller.

	    (u) Licenses. Schedule 5.1(u) sets forth a true, correct and complete list of all Licenses which are used in connection with the Business. Seller has been, and Seller is, in full compliance with, all such Licenses and all of such Licenses are in full force and effect. There has been no change in the facts or circumstances reported or assumed in the application for or granting of each such License which would render such License invalid. Neither Parent's nor Seller's operation of the Business during the pendency of its applications, if any, for Licenses violates any law, regulation or order of any Governmental Authority. None of the Licenses listed on
	Schedule 5.1(u) is subject to any restriction or condition which would limit the full operation of the Business as presently operated. The Licenses listed on Schedule 5.1(u) are in full force and effect.

	    (v) Employee Relations; Collective Bargaining Agreements. Except as set forth on Schedule 5.1(v), there are no controversies, including without limitation strikes, disputes, slowdowns or work stoppages, pending, or to the best of Seller's and Parent's knowledge, threatened which involve any employees employed in connection with the Business. Seller has complied, and Seller is complying with all Laws relating to the employment of labor, including without limitation any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, and the payment of social security and similar taxes. Seller has not experienced any labor difficulties, including without limitation strikes, slowdowns, work stoppages or union organizing activities. Seller is not or was not a party to any collective bargaining or union Contract, and to the best of Seller's and Parent's knowledge, there exists no current union organizational effort or proceeding by or before any Governmental Authority with respect to any of Seller's employees.

	    (w) Employees and Employee Plans. (i) Schedule 5.1(w) contains a true and complete list of (A) all employees and other persons performing services as freelancers or independent contractors (who shall be considered employees for the purpose of this Agreement) of the Business, their respective job titles and annual compensation (including salaries, bonuses, consulting or directors' fees and incentive or deferred compensation), (B) all employees of the Former Partners or Parent who are engaged in Seller's Business and who are marked with two asterisks (**), and (C) all Employee Plans and employment Contracts. All employees have validly executed a Form I-9 as required by Law. Seller has delivered to Buyer an accurate and complete copy of the plan document for each Employee Plan as currently in effect, including any agreements entered into in connection with such Employee Plan, a copy of each trust or other funding arrangement, each summary plan description and summary of material modifications, a copy of the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service, a copy of the most recent actuarial or valuation reports and a copy of the most recent determination letter. Neither Seller nor any officers, directors, shareholders, employees or agents of Seller, has taken any action directly or indirectly to obligate Seller to institute any Employee Plan applicable to employees of the Business other than those Employee Plans set forth in such Schedule, or to amend any such Employee Plan.

	    (ii) None of the Employee Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 (a "Defined Benefit Plan") of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Employee Plans is (A) a "multiemployer plan" as defined in Section 3(37) of ERISA, nor is Seller or any of its Affiliates required to contribute to a multiemployer plan, (B) a plan or arrangement described under
	Section 4(b)(5) or 401(a) (l) of ERISA, or (C) a plan maintained in connection with a trust described in Section 501(c)(9) of the Code. Except as set forth on Schedule 5.1.(w), (A) none of the Employee Plans provides for the payment of separation, severance, termination or similar-type benefits to any person, and (B) none of the Employee Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer or director of Seller. Each of the Employee Plans is subject only to the laws of the United States or a political subdivision thereof.

	    (iii) Each Employee Plan is in compliance with, and has always been operated in accordance with, its terms and the requirements of all applicable law other than for such noncompliances as would not result in a Material Adverse Effect on the Business. No legal action, suit or claim is pending or, to the knowledge of Seller, threatened with respect to any Employee Plan (other than claims for benefits in the ordinary course) and to Seller's and Parent's knowledge, no fact or event exists that could give rise to any such action, suit or claim.

	    (iv) The only Employee Plan adopted by Seller which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code is the Telenoticias del Mundo, L.P. 401k Plan effective as of January 1, 1996 (the "401k Plan"). The 401k Plan is intended to be qualified as exempt from taxation under Section 401(a) of the Code. Seller has not applied for a determination letter from the IRS with respect to the 401k Plan but the remedial amendment period with respect to such 401k Plan has not yet expired.

	    (v) To Seller's knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan. Seller has not incurred any liability for any excise tax arising under Section 4971, 4972, 4975, 4980 or 4980B of the Code, no fact or event exists which could give rise to such liability. Seller has not incurred any liability relating to Title IV of ERISA (other than for the payment of premiums to the Pension Benefit Guaranty Corporation), and to Seller's and Parent's knowledge, no fact or event exists which would give rise to such liability.

	    (vi) Contributions, premiums or payments required to be made with respect to any Employee Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity, and to Seller's knowledge no fact or event exists which could give rise to any such challenge or disallowance.

	    (x) Changes in Circumstances. Except as set forth on Schedule 5.1(x), and except as contemplated by the Partner Purchase Agreement and transactions related thereto since the Balance Sheet Date, Seller has not (i) Transferred or otherwise disposed of any properties or assets used in connection with the Business (including the Acquired Assets) outside the ordinary and normal course of business or for less than fair market value; (ii) mortgaged, pledged or subjected to any Lien any of the Acquired Assets; (iii) acquired any property or assets used in connection with the Business (including the Acquired Assets) outside the ordinary and normal course of business or for more than fair market value; (iv) sustained any damage, loss or destruction of or to the Acquired Assets (whether or not covered by insurance) with a book value in excess of $5,000; (v) other than this Agreement or the Partner Purchase Agreement and the transactions contemplated hereby, entered into any transaction or otherwise conducted the Business other than in the ordinary and normal course; (vi) granted any salary increase or bonus or permitted any advance to any officer, director or employee, instituted or granted any general salary increase to the employees of Seller or entered into any new, or altered or amended any existing, Employee Plan or any employment or consulting agreement nor made any agreement to do so or to make any increases or beneficial changes to any of the foregoing; (vii) made any borrowing, whether or not in the ordinary and normal course of business, issued any commercial paper or refinanced any existing borrowings; (viii) paid any obligation or liability (fixed or contingent), other than in the ordinary and normal course of business, discharged or satisfied any Lien, or settled any claim, liability or suit pending or threatened against the Business or any of the Acquired Assets; (ix) entered into any licenses or leases in connection with the Business; (x) made any loans or gifts; (xi) modified, amended, cancelled or terminated any Contracts under circumstances which would adversely affect the condition (financial or otherwise), results of operations, business, properties, assets, liabilities or prospects of Seller or the Business; (xii) declared or paid, or become obligated to declare or pay, any dividend or other distribution to equityholders in connection with the Business; (xiii) made capital expenditures or commitments outside the ordinary course of the Business for additions to property, plant or equipment; (xiv) written down the value of any Inventory or written off as uncollectible any notes or Accounts Receivable or any portion thereof; (xv) cancelled any other debts or claims or waived any rights of substantial value; (xvi) made any change in any method of accounting or accounting practice; (xvii) paid, accrued or incurred any management or similar fees to any Related Party or made any other payment or incurred any other liability to a Related Party or paid any amounts to or in respect of, or sold or transferred any assets to, any Person, a substantial portion of the equity ownership interest of which is owned by Seller, the Parent or a Related Party individually or as a group; (xviii) taken or omitted to take any action which would cause to be breached, any of the representations, warranties or covenants of Seller or Parent contained herein if the same were made anew immediately after such act or omission; (xix) suffered any occurrence which has had or may be reasonably expected to have or result in a material adverse change in the condition (financial or otherwise), business, results of operations, assets, properties, liabilities or prospects of Seller or the Business, except for usual and normal changes in the ordinary course of business which have not, individually or in the aggregate, been materially adverse; or (xx) other than pursuant to the terms hereof, agreed to, or obligated itself to, do anything identified in (i) through (xix) above. For purposes of this Agreement, a "Related Party" is any Person in which Seller, Parent or any of their respective Affiliates has a material interest.

	    (y) Taxes. All returns and reports of all Taxes, including, without limitation, withholding tax returns and declarations of estimated tax and tax reports, required to be filed on or prior to the Closing Date by Seller or Parent with respect to any Tax that, if not paid, would result in a Lien upon any of the Acquired Assets, or would result in Purchaser's liability for such Tax, have been duly and timely filed and are true, correct and complete, and all Taxes due or claimed to be due pursuant thereto have been paid. All Taxes required to be paid or deposited on or prior to the Closing Date by Seller or Parent that if not paid, would result in a Lien upon any of the Acquired Assets, or would result in Purchaser's liability for such Tax, have been duly and timely paid or deposited. For the purposes of this Agreement, "Tax" or "Taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

	    (z) Warranties. Except for written warranties made by Seller in the Contracts listed on Schedule 5.1(k), Seller has not given or made any warranties in connection with the Business. Seller has not received any written notice of any claim that Seller is under any liability or obligation with respect to any such warranty.

	    (aa) Insurance. Schedule 5.1(aa) contains a list of all insurance policies (specifying the insured, insurer, amount of coverage, type of insurance and policy number) maintained by Seller for the Business or the Acquired Assets. Seller has not been refused any insurance with respect to its assets or operations, and has not had its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last two years.

	    (ab) Approvals. Schedule 5.1(ab) sets forth a list of all Consents which must be obtained or satisfied by Seller for the consummation of the transactions contemplated by this Agreement or the Partner Purchase Agreement in addition to the Consents listed on Schedule 1.3. Except as specifically described in Schedule 5.1(ab), all Consents prescribed by any Law (including without limitation the Government Contract Regulations, the Federal Assignment of Claims Act and the Federal Anti-Assignment Act) which must be obtained or satisfied by Seller for the consummation of the transactions contemplated by this Agreement or the Partner Purchase Agreement, or for the continued performance by Seller of its rights and obligations hereunder or thereunder, have been, or shall by the Closing have been, made, obtained and satisfied.

	    (ac) Complaints. There is not any FCC investigation, notice of violation, notice of apparent liability or order of forfeiture pending or outstanding against Seller respecting any violation, or allegation thereof, of any FCC rule, regulation or policy, or of any provision of the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder or, to Seller's knowledge, any complaint before the FCC as a result of which an investigation, notice of apparent liability or order of forfeiture may issue from the FCC relating to Seller.

	    (ad) Absence of Certain Commercial Practices. Neither Seller, nor any officer, director, employee or agent of Seller (or any Person acting on behalf of Seller) has to the knowledge of Seller given or agreed to give (i) any gift or similar benefit of more than nominal value to any Customer, supplier, Governmental Authority (including any governmental employee or official) or any other Person who is or may be in a position to help, hinder or assist Seller, the Business or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to the Business, which gifts or similar benefits would individually or in the aggregate subject Seller or any officer, director, employee or agent of either of them to any fine, penalty, material cost or expense or to any criminal sanctions, (ii) receipts from or payments to any governmental officials or employees, (iii) commercial bribes or kick-backs, (iv) political contributions, or
	(v) any receipts or disbursements in connection with any unlawful boycott. No such gift or benefit is required in connection with the operation of any portion of the Business to avoid any fine, penalty, cost, expense or adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Seller or the Business.

	    (ae) Books and Records. The books and records of Seller maintained in connection with the Business (including without limitation, computer software and data in computer readable and human readable form used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto) accurately record all material transactions relating to the Business, and have been maintained consistent with good business practice.

	    (af) Environmental Compliance.  (i) Except as disclosed on Schedule
	5.1(af),

			(A) Seller has no liability or obligation, fixed or
		contingent, under any Environmental Law or Environmental
		Permit (including without limitation in respect of the handling, treatment, storage or disposal of Hazardous Substances or the Release thereof);

			 (B) no polychlorinated biphenyls, radioactive material,
		urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is present at any property now owned, leased or operated by Seller or has been present at any property previously owned, leased or operated by Seller;

			 (C) no property now or previously owned, if any, leased or
		operated by Seller or any property to which Seller has, directly
		or indirectly, transported or arranged for the transportation of
		any Hazardous Substances is listed or proposed for listing, on the
		National Priorities List promulgated pursuant to CERCLA, on CERCLIS
		(as defined in CERCLA) or on any similar federal, state or foreign
		list of sites requiring investigation or clean-up;

			 (D) there are no Liens under Environmental Laws on any assets
		owned, leased or operated by Seller, no government actions have
		been taken or are in process which could subject any of such
		properties or assets to such Liens and Seller is not required to
		place any notice or restriction relating to Hazardous Substances
		at any property owned by it in any deed to such property; and

			 (E) there are no Environmental Permits that
		are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby.

	    (ii) There has been no environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of Seller
	(or by a third party of which Seller has knowledge) in relation to the current or prior business of Seller or any property or facility currently or, to the knowledge of Seller, previously owned or leased by Seller which has not been delivered to Buyer at least 10 days prior to the date hereof. No claim is pending, or to the knowledge of Seller, threatened against Seller, relating to any alleged violation by Seller of any Environmental Laws.

	    (iii) For purposes of this section, the following terms have the following meanings:

			"Environmental Laws" means any and all Laws relating to
	    occupational, health and safety, human health, the environment or to emissions, discharges or releases of Hazardous Substances into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

			"Environmental Permits" means all permits, licenses,
	    authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the Business as currently conducted.

			"Hazardous Substances" means any toxic, radioactive, caustic
	    or otherwise hazardous substance, including petroleum, its
	    derivatives, by-products and other hydrocarbons, or any substance
	    having any constituent elements displaying any of the foregoing
	    characteristics, including without limitation any substance
	    regulated under Environmental Laws.

			"Release" means any discharge, emission or release, including
	    a Release as defined in the Comprehensive Environmental Response,
	    Compensation and Liability Act of 1980, as amended, and the rules
	    and regulations thereunder ("CERCLA").  The term "Released" has a
	    corresponding meaning.


	    (ag) Copies of Documents. Seller has delivered to Buyer true, correct and complete copies of all Contracts and other documents listed in the Schedules to, or referenced in, this Agreement or the Partner Purchase Agreement, and all modifications and amendments thereto.

	    (ah) Insider Interests. Except as provided herein and in the Transition Agreements, no officer, director or employee of Seller or Parent or any of their respective Affiliates has any material interest in any property, real or personal, tangible or intangible, including without limitation inventions, patents, trademarks, trade names or copyrights, used in or pertaining to the Business of Seller or any Affiliate.

	    (ai) Disclosure. No representation or warranty made by Seller contained in this Agreement including the Schedules attached hereto or of Seller or Parent in the Partner Purchase Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Disclosure of information on any Schedule hereto shall be deemed disclosure of such information for purposes of all Schedules hereto.

	    (aj) Loan and Security Credit Agreement. Seller has disclosed the terms of this Agreement to the lender under the Loan and Security Credit Agreement (the "Loan Agreement"), dated as of December 31, 1994, between Parent and Foothill Capital Corporation and no consent or approval of the lender under the Loan Agreement or any other loan, indenture or similar agreement to which Parent or any of its affiliates is a party (collectively, "Parent's Credit Documents") is required in connection with the consummation of the transactions contemplated by this Agreement, the Partner Purchase Agreement or the transactions contemplated hereby or thereby which has not been received.

	    (ak) Recitals. Except for Recital E, the Recitals to this Agreement are true and correct.

	    5.2. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date of this Agreement that:

	    (a) Organization and Standing; Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the requisite corporate power and authority to carry on its business as presently conducted and to enter into, make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement to be entered into and performed by it. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Buyer in connection herewith have been, or upon execution thereto will be, duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement to be executed by Buyer have been duly approved by the Board of Directors and shareholder of Buyer, and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

	    (b) Conflicts; Defaults. Neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Buyer, nor the performance by Buyer of the transactions contemplated hereby, will (i) violate, conflict with, constitute a breach or default under or give rise to any obligation or liability under any of the terms of Buyer's Certificate of Incorporation or Bylaws, or any provision of or result in the acceleration of any obligation under, any lease, agreement, commitment, contract or other instrument to which Buyer is a party or by which it is bound or any Order by which it is bound, or (ii) violate any Law.

	    (c) Brokers, Finders and Agents. Buyer is not directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

	    5.3. General. The representations and warranties of the parties hereto made in this Agreement, subject to the exceptions thereto, will not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. The representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing for the respective periods set forth in Section 8.1.


						 VI. COVENANTS

	    6.1. Confidentiality. (a) For a period of two years from the Closing Date, each of Parent and Seller will, and will cause its respective Affiliates, officers, directors, financing sources, employees, representatives, consultants and advisors (the "Restricted Entities") to hold in confidence all confidential information which remains after Closing in the possession of Parent, Seller or any of their respective Affiliates concerning the Business and the Acquired Assets and not release or disclose any such information to any Person other than a Restricted Entity. Notwithstanding the foregoing, the confidentiality obligations of this Section will not apply to information:

		(i) which a Restricted Entity is compelled to disclose by judicial or administrative process, or, by other mandatory requirements of Law; and

		(ii) which a Restricted Entity is required to disclose pursuant to (A) financial disclosure requirements or (B) as a business necessity but in no circumstances in the case of this clause (B) may such information be disclosed to a third party if such a disclosure would result in a financial or competitive harm to Buyer's interests in the Business or the Acquired Assets.

		(b) For a period of two years from the Closing Date, Buyer will, and will cause its Restricted Entities to hold in confidence all confidential information regarding the Former Partners, Parent's relationship with the Former Partners, the organization of Seller pursuant to the Partnership Agreement and the services provided by the Former Partners thereunder.

		(c) "Confidential information", as used in this Section, means material information regarding the Business or the Acquired Assets other than such material information:

		(i) which was, is or becomes generally available to the public other than as a result of a breach of this Section; or

		(ii) which was, or is in the future provided to a Restricted Entity by a third party who obtained such information other than from a Restricted Entity as a result of a breach of this Section.

	    6.2. Insurance. (a) With respect to any loss, liability or damage relating to, resulting from or arising out of the ownership or conduct of the Business on or prior to the Closing Date for which Seller would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of insurance maintained by Seller in respect of the Business or the Acquired Assets ("Insurance"), at the request and expense of Buyer, Seller will use its reasonable efforts to assert one or more claims under such Insurance covering such loss, liability or damage if Buyer is not itself entitled to assert such claim but Seller is so entitled and Seller will promptly pay to Buyer any amounts recovered in respect of any such claim, but only to the extent Seller would have liability to Buyer with respect to such liability or damage pursuant to the provisions of this Agreement (without giving effect to the "deductible" limit set forth in Section 8.2(b)). Any payment made hereunder shall reduce any claim Buyer may have for indemnification under Article VIII. Seller will be deemed, solely for the purpose of asserting claims for insurance pursuant to the immediately preceding sentence, to have retained liability for such loss, liability or damage to the extent of the policy limits of the applicable Insurance; provided, however, that (i) Buyer's obligations under Section 8.3(b) will not be affected by the provisions of this Section 6.2 and (ii) with respect to any claim made by Seller under any Insurance pursuant to this Section 6.2, Buyer will indemnify, defend and hold harmless Seller and its directors, officers, partners, employees, agents and representatives harmless from and against any Indemnifiable Loss relating to, resulting from or arising out of any deductible, policy limit, reinsurance due to the liquidation or insolvency of the reinsurer, self-insurance retention, retrospective premium resulting from claims made under this Section 6.2 or other like arrangement by which Seller or any captive insurance company of Seller retains any liability under any such policy of Insurance or otherwise.

	    (b) As of the Closing Date, Seller may at its discretion terminate or otherwise discontinue any current insurance policy and any refund thereunder to the extent reflected as prepaid insurance on the Final Balance Sheet will be promptly paid to Buyer.

	    6.3 Maintenance of, and Access to, Records. (a) On the Closing Date, or as soon thereafter as practicable, and in no event later than ten calendar days after the Closing Date, Seller will deliver or cause to be delivered to Buyer all original agreements, documents, books, records and files relating to the Business constituting Business Records which are not Excluded Assets in the possession of Seller or Parent to the extent not in the possession of Buyer. After the Closing, Buyer will retain all Business Records (except Business Records constituting Excluded Assets). Except as provided in the immediately preceding sentence, Buyer will retain all Business Records for a period of three years after the Closing Date.
After the end of such three-year period, before disposing of any such Business Records, Buyer will give notice to such effect to Seller and to give Seller, at Seller's cost and expense, an opportunity to remove and retain all or any part of such Business Records as Seller may elect.

	    (b) After the Closing, upon reasonable notice, each of Buyer, Seller and Parent will give, or cause to be given, to the representatives, employees, counsel and accountants of the other access, during normal business hours, to Business Records relating to periods prior to or including the Closing, and will permit such persons to examine and copy such Business Records to the extent reasonably requested by the other party in connection with tax and financial reporting matters (including without limitation any Tax return relating to state or local real property transfer or gains taxes), audits, legal proceedings, governmental investigations and other business purposes; provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any Contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information (it being agreed that information which was in the possession of Seller prior to the Closing Date will always be made available, if requested, to Seller).

	    6.4. Accounts Receivable. (a) Subject to clause (d) below, in the event that Parent, Seller or any of their respective Affiliates receives any payment relating to any Account Receivable outstanding on or after the Closing Date, such payment will be the property of, and will be immediately forwarded and remitted to, Buyer. Parent will or will cause Seller or any such Affiliate to promptly endorse and deliver to Buyer any cash, checks or other documents received by Seller or any such Affiliate on account of any such Accounts Receivable and will advise Buyer of any counterclaims or set-offs that may arise subsequent to the Closing Date with respect to any Account Receivable.

	    (b) After the Closing Date, Buyer will use reasonable best efforts, onsistent with prior ordinary course business practices of Seller, to collect all Accounts Receivable included in the Acquired Assets; provided, however, that Buyer will not be obligated to continue to do business with any Person if Buyer believes such continuation will not be in its best interests, and will not be obligated to initiate litigation or to turn any of such Accounts Receivable over to a collection agency or attorney.

	    (c) Buyer will deliver a true and correct list of its Accounts Receivable aging within 15 business days following the expiration of the period during which such Accounts Receivable are deemed "uncollectible" in accordance with this Section. Accounts Receivable will be deemed "uncollectible" if remaining unpaid 180 calendar days after the Closing Date.

	    (d) In the event that the aggregate Accounts Receivable (less the aggregate reserves for Accounts Receivable (the "Reserve Amount")), in each case as set forth on the Final Balance Sheet, are not paid by the date as of which they are deemed uncollectible as herein provided, Buyer will be reimbursed from Seller in the amount such unpaid Accounts Receivable exceed such Reserve Amount from funds held under the Escrow Agreement pursuant to
Section 3.4(d). Upon such reimbursement, the claim or cause of action against the debtor not making payment will be assigned by Buyer to Seller and Seller may take such measures to enforce collection of the unpaid items as Seller will deem necessary which amount will be retained by Seller. In connection with the collection of any Accounts Receivable, remittances by a customer will be first credited to the Accounts Receivable bearing the earliest date unless the customer has specified the particular invoice to which a remittance pertains, in which case the credit will be made to the invoice specified.

	    (e) The failure of Buyer to collect all outstanding Accounts Receivable will not give rise to any liability on the part of Seller or Parent, nor will it be considered a breach of this Agreement, to the extent Seller makes the reimbursement payment contemplated by clause (d) above.

	    6.5. Further Assurances; Customer and Supplier Relationships; Assertion of Claims. (a) Each of Buyer and Seller will use its reasonable efforts to implement the provisions of this Agreement. In connection therewith (and subject to Section 1.3), Seller, at the request of Buyer, at or after the Closing, will, without further consideration, promptly execute and deliver, or use reasonable efforts (not involving any payment) to cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, Consents and other instruments in addition to those required by this Agreement, in form and substance reasonably satisfactory to Buyer, and take all such other actions, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement or to more effectively Transfer to Buyer good title to, and to put Buyer in actual possession and operating control of, all of the Acquired Assets, free and clear of all Liens.

	    (b) From and after the Closing, Seller will use its reasonable best efforts to assist in the transfer to Buyer of the goodwill and reputation associated with the Business, and of Seller's personnel, suppliers, manufacturer's representatives and customer relationships. Seller will use reasonable efforts, as requested by Buyer from time to time (and not involving any payments) to assure that Seller's current customers and suppliers will continue to do business with Buyer in accordance with the terms and for the periods of time set forth in any Contract, whether currently in effect or proposed to be entered into by Seller.

	    6.6. Tax Matters. The following provisions will govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

	    (a) The parties hereto agree that all personal property Taxes and similar ad valorem obligations that are levied with respect to the Acquired Assets or the Business for assessment period within which the Closing Date occurs (collectively, the "Apportioned Obligations") will be apportioned between Seller and Buyer as of the Closing Date based on the number of days in any such period falling before the Closing Date, on the one hand, and on and after the Closing Date, on the other hand (it being understood that Buyer is responsible for the portion of each such Apportioned Obligation attributable to the number of days on and after the Closing Date in the relevant assessment period). Each party hereto will cooperate in assuring that Apportioned Obligations the payment of which is due prior to the Closing Date are billed directly to and paid by Seller, and that Apportioned Obligations whose payment is due on and after the Closing Date will be billed directly to and paid by Buyer. The parties hereto will cooperate, including, without limitation, during times of audit by taxing authorities, to avoid payment of duplicate or inappropriate taxes or other ad valorem obligations of any kind or description which relate to the Acquired Assets or the Business, and each party will furnish, at the request of the other, proof of payment of any such taxes or ad valorem obligations or other documentation that is a prerequisite to avoiding payment of a duplicate or inappropriate tax or other ad valorem obligations.

		In the event that any refund, rebate or similar payment is received by Buyer of Seller for any personal property taxes or similar ad valorem obligations which are Apportioned Obligations and which payment pertains to the assessment period in which the Closing Date falls, the parties hereto agree that such payment will be apportioned between Seller and Buyer on the basis of each party's respective ownership of the taxed asset during the assessment period.

		In the event that it is determined subsequent to the Closing Date that additional personal property taxes or similar ad valorem obligations which are Apportioned Obligations are required to be paid for the assessment period in which the Closing Date falls, the parties hereto agree that such additional taxes will be apportioned between Seller and Buyer on the basis of each party's respective ownership of the taxed asset during the assessment period.

	    (b) Except as otherwise provided in this Agreement, as among the parties hereto, (i) Seller will be responsible for and pay all taxes levied or imposed upon, or in connection with, the Acquired Assets or the conduct or operation of the business of the Seller before the Closing Date; (ii) Buyer will be responsible for and pay all taxes levied or imposed upon, or in connection with, the Acquired Assets or the conduct or operation of the Business on and after the Closing Date; and (iii) Seller and Buyer will each be responsible for its own income and franchise taxes, if any, arising from the transactions contemplated by this Agreement.

	    (c) Seller will be responsible for the timely filing (taking into account any extensions received from the relevant tax authorities) of all Tax returns required by law to be filed in respect of the Assets or the business of Seller on or prior to the Closing Date. All Taxes indicated as due and payable on such returns will be paid or will be paid by Seller as and when required by law, except for such Taxes as may be contested by Seller in good faith and in appropriate proceedings. Buyer will be responsible for the timely filing (taking into account any extensions received from the relevant tax authorities) of all Tax returns required by law to be filed in respect of the Acquired Assets or the Business after the Closing Date, it being understood that all Taxes indicated as due and payable on such returns will be paid or will be paid by Buyer as and when required by law, except for such Taxes as may be contested by Buyer in good faith and in appropriate proceedings.

	    (d) Except as otherwise provided in this Agreement, any interest and penalties arising in connection with Taxes due under this Section 6.8 will be the responsibility of the party required to file correct tax returns concerning such Taxes in a timely manner. Control of any legal or administrative proceedings concerning any such Taxes, and entitlement to any refunds or awards with respect to any such taxes, will rest with the party responsible for payment therefor under this Section 6.8 (without regard to any other Section of this Agreement); provided however, that, with respect to Taxes that must be combined or joined with one or more other Tax issues which one party desires to contest, except in the case of income or franchise Taxes, control of such proceedings will rest with the party having the larger amount of Taxes in dispute, and the party in control may not adjust, compromise or settle Taxes which are contrasted by or on behalf of the other party without the consent of the other party.

	    (e) Buyer and Seller will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree
(i) to retain all books and records with respect to Tax matters pertinent to Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Seller, as the case may be, will allow the other party to take possession of such books and records.

				 VII. CERTAIN ADDITIONAL COVENANTS

	    7.1. Expenses; Transfer Taxes. (a) Except as provided in Article VIII hereof, each party hereto will bear the legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents, and the transactions contemplated hereby. All sales, transfer, recordation and documentary Taxes and fees which may be payable in connection with the transactions contemplated by this Agreement will be shared equally by Buyer and Seller.

		(b) The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transfer of the Acquired Assets to Buyer; provided, however, that any loss, liability, obligation or cost suffered by Buyer as a result of failure to comply therewith shall be borne by Seller as contemplated by Section 8.3(a).

	    7.2 Press Releases and Disclosure. For a period of 30 calendar days from the Closing Date, the parties agree that neither Seller, Buyer nor their respective Affiliates will issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than attorneys, advisors, financing sources and accountants to Seller or Buyer) without the written consent of the other party hereto, which consent will not be unreasonably withheld; provided that nothing herein will prohibit any party from issuing or causing publication of any press release, announcement or public communication to the extent that such party deems such action to be required by Law or pursuant to the applicable rules of a stock exchange; provided further that, except with respect to filings with the Securities and Exchange Commission, such party will, whenever practicable consult with the other party concerning the timing and content of such press release, announcement or communication before the same is issued or published; provided further that, for informational purposes only, the parties will use reasonable best efforts to provide to the other party prior to such filing the first disclosure to be filed with the Securities and Exchange Commission regarding the transactions contemplated hereby.

	    7.3. Cooperation in the Defense of Claims. In the event that a claim is asserted against Buyer or Parent, or any of their respective direct or indirect subsidiaries or Affiliates, with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of the Business prior to or after the Closing, or the ownership, possession, use or sale of the Acquired Assets prior to or after the Closing, the parties will cooperate with each other in the defense of any such claim.

	    7.4. Regulatory Approvals. Seller will, and will cause its appropriate Affiliates to, and Buyer will and will cause its appropriate Affiliates to, use, in each case, its reasonable efforts to obtain any authorizations, consents, orders and approvals of any Governmental Authority necessary for the performance of its respective obligations pursuant to this Agreement and any of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither Seller nor Buyer will take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals.

	    7.5. Telenoticias Name. Buyer will comply with the limitations relating to the use of the Telenoticias name set forth in Section 1.1(f)(ii).

	    7.6. Employees. (a) Buyer will on the Closing Date offer to employ all employees of Seller described in Section 5.1(w)(A) in comparable positions and upon at least comparable (to the employee or independent contractor) terms and conditions (including benefit plans) as in effect on the Closing Date.

	    (b) Buyer will not, and will have no obligation to, employ the persons set forth on Schedule 7.6(b). Seller and/or Parent will pay one quarter of any amount required to be paid by law or policy as a severance payment to such persons.

	    (c) In the event that the employment of any employee listed on
Schedule 7.6(c) is terminated within 50 calendar days of the date hereof, Buyer will notify Seller thereof within 2 business days and Seller and/or Parent will be liable for any amount required to be paid to such persons by law or by policy as a severance payment based upon law or policy of Seller as in effect on the day prior to the Closing Date.

		(d) Buyer will permit employees to use vacation time accrued and unused since the commencement of the calendar year.

	    7.7. Non-Competition. (a) Seller and Parent Period and Conduct. As further consideration for the purchase and sale of the Acquired Assets and the transactions contemplated by this Agreement, during the period commencing on the date hereof and continuing for the longer of three years or the term of the Program Production and License Agreement, neither Seller, Parent nor any of their Restricted Affiliates (as hereinafter defined) will:


		(i)     compete with Buyer or any of its Affiliates in the
			   production, use, exploitation, cablecast, transmission,
			   broadcast, telecast or distribution of a Spanish language
			   news service (as hereinafter defined) or a Spanish language
			   news or public affairs programming service (as hereinafter
			   defined);

		(ii)    solicit or accept orders or business of any kind relating
			   to the production, use, exploitation, cablecast,
			   transmission, broadcast, telecast or distribution of a
			   Spanish language news service or a Spanish language news
			   or public affairs programming service from any customer or
			   active prospect of Buyer or any former customer of Seller
			   or its Affiliates;

		(iii)   use, or incorporate or otherwise create any business
			   organization utilizing any name which uses the word "Telenoticias" or which is confusingly similar to the word "Telenoticias"; or

		(iv)    solicit any employee of Buyer who is primarily working
			   in connection with the Telenoticias broadcast without Buyer's prior written approval.

	    (b) Territory. Parent, Seller and its Restricted Affiliates will refrain from engaging in the activities described in this Section 7.7 during the period specified in Section 7.7(a) hereof in any of the United States, its territories and possessions (including Puerto Rico), South America, Central America, Mexico, the Caribbean Islands, the West Indies and Europe.

	    (c) Definitions. (i) Parent, Seller and its Restricted Affiliates will be deemed to be competing with Buyer if Parent, Seller or any of its Restricted Affiliates is engaged or participates in any activity or activities described in Section 7.7(a), directly or indirectly, whether for its own account or for that of any other entity or as principal, agent, representative, proprietor, or partner, or in any capacity.

		(ii) The term "Restricted Affiliate" shall mean any entity controlled by Seller (within the meaning of Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended).

		(iii) As used in this Section 7.7, "Spanish language news service" is the gathering, packaging, marketing and licensing of news or public affairs but shall not include occasional licensing of individual news stories on a per-news story basis and not as a package.

		(iv) As used herein "Spanish language news and public affairs programming service" shall mean a Spanish language programming service the substantial majority of whose programs are of a news, public affairs or informational nature.

		(v)     Notwithstanding anything to the contrary in this
Section 7.7, upon the termination of the Program Production and License Agreement, Parent will have the right to obtain news programming from an alternative news source even if it requires reciprocal sharing of raw footage produced by Parent or its Affiliates.

		(d) Remedies. Inasmuch as a breach, or failure to comply with, this Section 7.7 will cause serious and substantial damage to Buyer, if Parent, Seller or any of its Restricted Affiliates should in any way breach, or fail to comply with, the terms of this Section 7.7, Buyer will be entitled to an injunction restraining Parent, Seller and such Restricted Affiliates from any such breach or failure. Resort to the remedy specified herein will not preclude or bar the concurrent or subsequent seeking of recovery pursuant to Article VIII.

	    (e) Severability. Each subdivision of this Section 7.7 constitutes a separate and distinct provision hereof. In the event that any provision of this Section 7.7 shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination will apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 7.7 will remain in full force and effect. The invalid, ineffective or unenforceable provision will without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.


				   VIII. SURVIVAL AND INDEMNIFICATION

	    8.1. Survival of Representations, Warranties and Covenants. (a) The representations and warranties of Parent and Seller under Sections 5.1(y) will survive the Closing and remain in full force and effect until the expiration of any applicable statute of limitation with respect thereto.
Except as set forth in the previous sentence with respect to Taxes, the representations and warranties of Parent and Seller contained in Sections 5.1(h)(v), 5.1(s), 5.1(w) and 5.1(af) will survive the Closing and remain in full force and effect until six years from the Closing Date. The representations and warranties of Parent and Seller under the Agreement, other than those for which a survival period is provided above, will survive the Closing and remain in full force and effect until two years from the Closing Date.

	    (b) The representations and warranties of Buyer under the Agreement contained in Sections 5.2(c) will survive the Closing and remain in full force and effect until six years from the Closing Date. The representations and warranties of Buyer under the Agreement, other than those for which a survival period is provided above, will survive the Closing and remain in full force and effect until two years from the Closing Date.

	    (c) Any claim for indemnification with respect to any breach of a representation or warranty which is not asserted pursuant to the giving of a Notice of Claim for Indemnity (as hereafter defined) within such specified periods of survival may not be pursued and is hereby irrevocably waived.
Any claim for indemnification asserted within such specified periods of survival pursuant to the giving of a Notice of Claim for Indemnity will be timely made for purposes hereof.

	    (d) Unless a specified period is set forth in this Agreement (in which event sch specified period will control), the covenants and agreements contained in this Agreement will survive the Closing and remain in effect indefinitely.

	    8.2 Limitations on Liability.  (a)  For purposes of this Agreement,
(i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all loss, liability, claim, demand, obligation, damage, deficiency, cost or expense (including without limitation reasonable attorneys' fees and expenses), including without limitation any of the foregoing relating to, resulting from or arising out of any action, suit, administrative proceeding, investigation, audit or other proceeding brought by any person or entity and any settlement or compromise thereof, reduced by the amount of any Third-Party Recovery (as hereafter defined) and reduced to take account of any actual net tax benefit realized from the payment of any Indemnified
Loss ("Tax Benefit"), (v) "Third Party Claim" means any threat, demand, action, suit, administrative proceeding, investigation or audit or other proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement reduced by the amount of any Third-Party Recovery and Tax Benefit, and (vi) "Notice of Claim for Indemnity" means a written notice given in accordance with
Section 8.5 which (A) if based upon a Third Party Claim against any Indemnitee, must include copies of all material notices and documents received by the Indemnitee with respect to such Third Party Claim and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee, or
(B) if based upon an alleged breach of a representation, warranty or covenant contained in this Agreement, which does not relate to, result from or arise out of a Third Party Claim (a "Direct Claim"), and which relates to, results from or arises out of an event or circumstance discovered by the Indemnitee which the Indemnitee in good faith reasonably believes is reasonably likely to lead to the incurrence of an Indemnifiable Loss by reason of such alleged breach, whether or not the Indemnifiable Loss is actually suffered or sustained within the applicable period of survival specified in Section 8.1, must include in reasonable detail the basis for the Indemnitee's good faith, reasonable belief and must indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee reduced by the amount of any Third-Party Recovery and Tax Benefit; provided, however, that the Indemnifying Party will have no liability with respect to any estimate referred to in this clause (vi) and any such estimate will, itself, in no way limit or enlarge the amount of Indemnifiable Loss recoverable by the Indemnitee indicating such estimate.

	    Notwithstanding the foregoing, items that would be considered Indemnifiable Losses (such as investigative costs and expenses) incurred by an Indemnitee in connection with any Third-Party Claim will not be considered Indemnifiable Losses unless and until a claim, action, suit or administrative proceeding is actually commenced or such Third-Party Claim is settled.

	    (b) Notwithstanding any other provision of this Agreement or of any applicable Law, no Indemnitee will be entitled to recovery under Sections 8.3(a) or 8.3(b) (other than a failure by Buyer to pay an Assumed Liability or Seller to pay a Retained Liability) unless and until the aggregate amount of Indemnifiable Losses incurred by the Indemnitee in respect of all individual events or occurrences or any series of related events or occurrences giving rise to such Indemnifiable Losses exceeds $100,000, in which event (subject to Section 8.2(c)), such Indemnitee may assert its right to indemnification hereunder to the extent (but only to the extent) aggregate Indemnifiable Losses exceed $100,000.

	    (c) Notwithstanding any other provision of this Agreement or of applicable Law, the aggregate indemnification obligations of Seller and Parent under Section 8.3(a)(i) will not exceed $6,250,000.

	    8.3. Indemnification.  (a)  Subject to the other provisions of this
Article VIII, Seller and Parent will jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

	    (i) Any breach by Seller or Parent of any of the representations or warranties of Seller contained in this Agreement;

	    (ii) Any breach by Seller or Parent of any covenant, obligation or agreement of Seller or Parent contained in this Agreement;

	    (iii) Any of the following: (A) Third Party Claims (including without limitation arising out of any personal injury, property damage claims or clean-up, remediation or investigation obligation) in connection with or arising from any environmental condition related to (1) any real property previously owned, operated, leased, or controlled by Seller or (2) any other real property on which any materials that were used at, originated from or were generated at or resulted from activities conducted at any real property identified in clause (1) above have come to be located, (B) the failure of Seller to pay, perform and discharge the Retained Liabilities, (C) the failure of Seller to report the sale of the Acquired Assets in accordance with the allocations required by Section 3.3, and (D) any failure to comply with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Acquired Assets to Buyer; and

	    (iv) Any claim by any Former Partner, any stockholder of Telenoticias GP or any Affiliate (which does not include Buyer) or successor-in-interest to any of the foregoing, whether based upon the Business, any actual or alleged breach of any constituent document of Seller, the Partner Purchase Agreement, this Agreement or any transaction contemplated by any of the foregoing or event giving rise to or resulting from any of the foregoing.

	    (b) Subject to the other provisions of this Article VIII, Buyer will indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

	    (i) Any breach by Buyer of any of the representations or warranties of Buyer contained in this Agreement;

	    (ii) Any breach by Buyer of any covenant, obligation or agreement of Buyer contained in this Agreement; and

	    (iii) Any of the following: (A) the failure of Buyer to assume, pay, perform and discharge the Assumed Liabilities and (B) the failure of Buyer to report the purchase of the Acquired Assets in accordance with the allocation required by Section 3.3.

	    (c) The rights of Buyer under clauses (i) through (iv) of Section 8.3(a) and of Seller and Parent under clauses (i) through (iii) of Section 8.3(b) are cumulative (but no Indemnitee may recover more than the amount of any Indemnified Loss).

	    8.4. Defense of Claims. (a) If any Indemnitee receives notice of the assertion of any claim, or the commencement of any Third Party Claim, or the Indemnitee intends to seek indemnity hereunder, then the Indemnitee will promptly provide the Indemnifying Party with a Notice of Claim for Indemnity, but in any event not later than 20 calendar days after receipt of such Notice of Claim for Indemnity. The failure by an Indemnitee to provide a Notice of Claim for Indemnity to an Indemnifying Party of a Third Party Claim will not relieve the Indemnifying Party of any indemnification responsibility under this Article VIII, except to the extent, if any, that such failure materially prejudices the ability of the Indemnifying Party to defend such Third Party Claim.

	    (b) Without prejudice to the rights of the Indemnitee prior thereto, the Indemnifying Party will have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel (reasonably satisfactory to the Indemnitee) if the Indemnifying Party delivers written notice to the Indemnitee within 30 calendar days following the Indemnifying Party's receipt of notice of the Third Party Claim from the Indemnitee setting forth its undertaking to defend such Third Party Claim in accordance with this Article VIII; provided, however, that the Indemnifying Party will not enter into any settlement of any Third Party Claim which would impose or create any obligation or any financial or other liability on the part of the Indemnitee if such liability or obligation (i) requires more than the payment of a liquidated sum or (ii) is not covered by the indemnification provided to the Indemnitee hereunder. In its defense, compromise or settlement of any Third Party Claim, the Indemnifying Party will timely provide the Indemnitee with such information with respect to such defense, compromise or settlement as the Indemnitee may reasonably request. The Indemnitee will be entitled (at the Indemnitee's expense) to participate in the defense by the Indemnifying Party of any Third Party Claim with its own counsel.

	    (c) In the event that the Indemnifying Party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with subsection (b) of this Section 8.4, the Indemnitee will have the right to control the defense or settlement of such Third Party Claim with counsel of its choosing; provided, however, that the Indemnitee will not settle or compromise any Third Party Claim without the Indemnifying Party's prior written consent, unless (i) the terms of such settlement or compromise release the Indemnitee and the Indemnifying Party from any and all liability with respect to the Third Party Claim or (ii) the Indemnifying Party shall not have acknowledged its obligations to indemnify the Indemnitee with respect to such Third Party Claim in accordance with this Article VIII.
The Indemnifying Party will be entitled (at the Indemnifying Party's expense) to participate in the defense of any Third Party Claim with its own counsel.

	    (d) Any Direct Claim will be asserted by giving the Indemnifying Party a Notice of Claim for Indemnity as promptly as reasonably possible after discovery thereof. If the Indemnifying Party does not respond to such notice within 60 days after its receipt, it will have no further right to contest the validity of such claim.

		(e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, Tax Benefit or pursuant to any claim, recovery, settlement against or with any person or entity which is not an Affiliate of the Indemnitee (a "Third-Party Recovery"), the amount of such reduction, in each case less any costs, expenses, premiums or taxes incurred by the Indemnitee in connection therewith, together with interest thereon from the date of payment thereof at the prime rate of interest as announced from time to time by Citibank N.A. plus 1%, will promptly be repaid by the Indemnitee to the Indemnifying Party.


	    (f) Upon making any Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third person or entity that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment relates; provided, however, that (A) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (B) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third person or entity on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third person or entity. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

	    8.5. Set Off. In addition to any and all other remedies under this Agreement, Buyer will be entitled to recover any Indemnification Payment due from Seller or Parent hereunder to the extent, but only to the extent, such Indemnification Payment is a sum certain which (a) is past due and owing without dispute or (b) is past due and a judgment is entered by a court having proper jurisdiction that such Indemnification Payment hereunder is due and owing by Parent or Seller to Buyer (in either case, an "Undisputed Payment") by retaining and setting off the amounts of such Undisputed Payment against any amounts due or to become due from Buyer to Seller or its Affiliates under the Telemundo News Material License and Services Agreement, the Technical Services Agreement, the Sublease and the Note, each as referred to in Section 4.4; provided that if a judgment with respect to an Undisputed Payment pursuant to clause
(b) above is reversed or stayed, Buyer will immediately pay such amount to Parent or Seller as the case may be.

	    8.6. Sole Remedy. Subject to Buyer's right to seek specific performance of the provisions of this Agreement pursuant to Section 7.7(d) and Section 9.7, the indemnification afforded by this Article VIII will be the sole and exclusive remedy against Seller or Parent or any of their Affiliates for any and all loss, liability, claim, demand, obligation damage, deficiency, cost or expense (collectively, "Liabilities") of Buyer or any other Indemnitee in respect of matters arising out of this Agreement.


					IX. MISCELLANEOUS

	    9.1. Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements signed by Buyer, Parent and Seller as may mutually be determined by Buyer, Parent and Seller to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto or for any other purpose.

	    9.2. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Schedules hereto) and the Nondisclosure Agreement dated as of January 11, 1996 between Westinghouse Electric Corporation and Parent (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) except as provided in Article VIII, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Any right of a Person other than the parties hereto to any rights or remedies under
Article VIII is expressly conditioned upon such Persons complying with the provisions of Article VIII applicable to it as a Person seeking indemnification thereunder and compliance with the last paragraph of
Section 9.5.

	    9.3. Severability. If any term or other provision of this Agreement, or the application thereof to any Person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect; provided, however, that in the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties will use reasonable efforts to renegotiate the terms and conditions of this Agreement to resolve any inequities.

	    9.4. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

	    9.5. Consent to Jurisdiction; No Jury Trial. Each of Buyer, Seller and Parent irrevocably submits to the non-exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer, Seller and Parent further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.6 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer, Seller and Parent irrevocable and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New
York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

		TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT
(WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY
JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE
OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY RELATED
AGREEMENT OR THE SUBJECT MATTER HEREOF IN EACH CASE WHETHER NOW EXISTING
OR HEREAFTER ARISING OR WHETHER IN CONTRACT, IN TORT OR OTHERWISE.

	    9.6. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given (a) when received if personally delivered, (b) on the fifth day after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) on the next business day after being sent by telecopy, with confirmed answer back, or (d) on the next business day after being sent by priority delivery by an established overnight courier, to the parties at their respective addresses set forth below:

			To Seller:       Telemundo Group, Inc.
						  2290 West 8th Avenue
						  Hialeah, FL  33010
						  Telecopier:  (305) 889-7980
			Attention:       Chief Financial Officer

		With a copy to:       Akin Gump, Strauss, Hauer & Feld, L.L.P.
		(which by itself      399 Park Avenue
		shall not constitute  New York, NY  10022
		notice)               Telecopier:  (212) 872-1002
			Attention:       Patrick J. Dooley, Esq.

			To Buyer:        CBS Inc.
						  51 West 52nd Street
						  New York, NY  10019-6188
						  Telecopier:  (212) 975-7292
			Attention:       Ellen Oran Kaden, Esq.
						  General Counsel

		With a copy to:       Jones, Day, Reavis & Pogue
		(which by itself      599 Lexington Avenue
		shall not constitute  New York, NY  10022
		notice)               Telecopier:  (212) 755-7306
			Attention:       Robert A. Profusek, Esq.


Any party by written notice to the others given in accordance with this
Section 9.6 may change the address or the Persons to whom notices or copies thereof will be directed.

	    9.7. Specific Performance. Each party hereto acknowledges and agrees that the other party hereto could be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States, or any state thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

	    9.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

	    9.9. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but no rights, obligations or liabilities hereunder will be assignable by any party without the prior written consent of the other parties.

	    9.10. Waivers. Either Buyer, Parent or Seller (acting on behalf of itself and its appropriate Affiliates) by written notice to the other may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement,
(c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that neither Buyer, Parent nor Seller may, without the prior written consent of the other, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its Affiliates') representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

	    9.11 Titles and Headings. The titles and headings in this Agreement are solely for convenience of reference and will not be given any effect in the construction or interpretation of this Agreement.

	    9.12. Certain Interpretive Matters and Definitions. (a) When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as in effect from time to time.
The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such term, and references to a Person are also to its permitted successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The term "Affiliate" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended.
All references to "business days" will be to any day other than a weekend day or a day which is a Federal holiday in the United States, and all references to "$" or dollar amounts will be to lawful currency of the United States of America.

		(b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

							TELENOTICIAS DEL MUNDO, L.P.


							By: Telenoticias del Mundo, Inc.,
							    its General Partner


							By: /s/ Peter J. Housman II
							   -----------------------
							Name:  Peter J. Housman II
							Title: Chief Financial Officer & Treasurer

							TELEMUNDO GROUP, INC.


							By: /s/ Peter J. Housman II
							   -----------------------
							Name:  Peter J. Housman II
							Title: Chief Financial Officer & Treasurer


							CBS INC.



							By: /s/ Claudia E. Morf
							    -------------------
							Name:  Claudia E. Morf
							Title: Vice President and Treasurer